This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format and forms part of the paper version of the Prospectus Supplement. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered as part of, and together with, the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact J. Theodore Borter of Goldman, Sachs Co. at (212)902-3857 to receive an original copy of the CD ROM.

                               =================================================
                               COMPLETE APPRAISAL
                               OF REAL PROPERTY

                               Swedesford Square
                               50-52 East Swedesford Road
                               East Whiteland Township
                               Chester County, Pennsylvania


                               =================================================

                               IN A SELF-CONTAINED REPORT
                               As of July 1, 1997

                               Prepared For:

                               Goldman Sachs Mortgage Company
                               85 Broad Street
                               New York, New York 10004


                               Prepared By:

                               Cushman & Wakefield of Pennsylvania, Inc.
                               Valuation Advisory Services
                               Two Logan Square - 20th Floor
                               Philadelphia, Pennsylvania 19103

Cushman & Wakefield of Pennsylvania, Inc.                    CUSHMAN &
Two Logan Square                                             WAKEFIELD(R)
Philadelphia, PA 19103                               A ROCKEFELLER GROUP COMPANY
(215) 963-4000


July 1, 1997




Mr. Sheridan Schechner
Managing Partner
Goldman Sachs Mortgage Company
85 Broad Street
New York, New York 10004

Re:  Complete Appraisal of Real Property
     Swedesford Square
     50-52 East Swedesford Road
     East Whiteland Township
     Chester County, Pennsylvania

Dear Mr. Schechner

      In fulfillment of our agreement as outlined in the Letter of Engagement, Cushman & Wakefield, Inc. is pleased to transmit our self-contained appraisal report estimating the market value of the leased fee estate in the subject property. The value opinion reported below is qualified by certain assumptions, limiting conditions, certifications, and definitions, which are set forth in the report.

      This report was prepared for Goldman Sachs Mortgage Company and is intended only for its specified use. It may not be distributed to or relied upon by other persons or entities without written permission of Cushman & Wakefield, Inc.

      This appraisal report has been prepared in accordance with our interpretation of your institution's guidelines, the regulations of OCC and the Uniform Standards of Professional Appraisal Practice, including the Competency Provision and The Financial Institutions Reform, Recovery and Enforcement Act (FIRREA) and the guidelines of federal regulatory agencies.

      The property was inspected by and the report was prepared by Paul R. Sullivan, MAI under the supervision of John B. Rush, MAI.

Mr. Sheridan Schechner
Goldman Sachs Mortgage Company       Page 2                         July 1, 1997


      Based on our complete appraisal as defined by the Uniform Standards of Professional Appraisal Practice, we have formed an opinion that the market value of the leased fee estate in the referenced property, subject to the assumptions, limiting conditions, certifications, and definitions, as of July 1, 1997, was:

                THIRTY FOUR MILLION SIX HUNDRED THOUSAND DOLLARS
                                  ($34,600,000)

      The Swedesford Square Complex includes two separate buildings on one parcel more fully described within the body of this report. Individual cash flow projections have been prepared on each building leading to a conclusion of value on a building by building basis. The individual values are as follows:

     Building 1 - 50 East Swedesford Road                   $17,000,000
     Building 2 - 52 East Swedesford Road                   $17,600,000

      This letter is invalid as an opinion of value if detached from the report, which contains the text, exhibits, and an Addenda.

Respectfully submitted,

Cushman & Wakefield of Pennsylvania, Inc.

/s/ Paul R. Sullivan
Paul R. Sullivan, MAI
State Certified Appraiser No. GA-000351-L


/s/ John B. Rush
John B. Rush, MAI
State Certified Appraiser No. GA-000331-L


                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                        SUMMARY OF SALIENT FACTS AND CONCLUSIONS
================================================================================

Property Name:                      Swedesford Square

Location:                           50-52 East Swedesford Road
                                    East Whiteland Township,
                                    Chester County, Pennsylvania.

General Overview:                   This is modern two building complex built in
                                    1986 and 1988 on a 24-acre site. The
                                    buildings contain 240,817 rentable square feet of building area. The buildings, with structural steel frame and plate glass and pre-cast panels facade, are modern in appearance and functional in design. On the effective date of appraisal, occupancy stood at 100 percent.

Interest Appraised:                 Leased Fee

Date of Value:                      July 1, 1997

Date of Inspection:                 May 30,1997

Ownership:                          Chester County Industrial Development
                                    Authority on behalf of Bell Atlantic
                                    Properties

Highest and Best Use:               Continued office use

Value Indicators                    50 East Swedesford Road      52 East Swedesford Road
   Sales Comparison Approach:       $16,750,000                  $17,350,000
     Value Per Square Foot:         $152.55                      $132.43
   Indicated Value:                 $16,750,000                  $17,350,000

   Income Capitalization Approach
     Estimated Market Rental Rate:  $15.00/SF, Net               $20.50/SF, gross & elec.
     Stabilized Vacancy Rate:       2%                           3%
     Effective Gross Income:        $19.10/SF                    $17.97/SF
     Operating Expenses             $ 4.55/SF                    $ 5.57/SF
     Real Estate Taxes:             $ 1.18/SF                    $ 1.02/SF
     Net Operating Income:          $1,598,048                   $1,625,545
     Estimated Vacancy Between
       Tenants                      6 months                     6 months
     Free Rent:                     0 months                     0 months
     Probability of Renewal:        65%                          65%
     Tenant Improvement Allowance
       Shell Space:                 $25.00 per square foot       $25.00 per square foot
        New Tenants in Previously
          Occupied Space            $15.00 per square foot       $15.00 per square foot
        Renewal Tenants in
          Same Space:               $9.00 per square foot        $9.00 per square foot
     Estimated Market Rental
        Growth Rate                 5%,4%,3.5%                   5%,4%,3.5%
     Estimated Expense Growth Rate: 3.5%                         3.5%
     Estimated Real Estate Tax
        Growth Rate:                3.5%                         3.5%
     Reversion Year
       Capitalization Rate          10.5%                        10.5%


                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                        SUMMARY OF SALIENT FACTS AND CONCLUSIONS
================================================================================

    Transaction Costs in
      Reversion Sale:               3%                           3%
    Discount Rate:                  11.25%                       11.50%
  Indicated Value:                  $17,000,000                  $17,600,000

Value Conclusion:                   $17,000,000                  $17,600,000
  Value Per Square Foot:            $154.83                      $134.33
  Implicit Capitalization Rate:     9.40%                        9.24%

Marketing Time:                     6 months                     6 months

Special Assumptions Affecting Valuation:

1. Please refer to the complete list of assumptions and limiting conditions included at the end of this report.


                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                 PHOTOGRAPHS OF SUBJECT PROPERTY
================================================================================


                               [GRAPHIC OMITTED]

                             50 East Swedesford Road
                                  Looking South



                               [GRAPHIC OMITTED]

                             50 East Swedesford Road
                                Looking Northwest

                                                 Photographs of Subject Property
================================================================================


                               [GRAPHIC OMITTED]

                            50 East Swedesford Road
                                  Facing North



                               [GRAPHIC OMITTED]

                             52 East Swedesford Road
                                  Looking South

                                                 Photographs of Subject Property
================================================================================


                               [GRAPHIC OMITTED]

                             52 East Swedesford Road



                               [GRAPHIC OMITTED]

                             52 East Swedesford Road

                                                 Photographs of Subject Property
================================================================================


                               [GRAPHIC OMITTED]

                  View Looking West Along East Swedesford Road



                               [GRAPHIC OMITTED]

                   View Facing East Along East Swedesford Road

                                                               TABLE OF CONTENTS
================================================================================

                                                                            Page

PHOTOGRAPHS OF SUBJECT PROPERTY .............................................  1
      INTRODUCTION ..........................................................  1
      Identification of Property ............................................  1
      Property Ownership and Recent History .................................  1
      Purpose, Function and Scope of the Appraisal ..........................  1
      Extent of the Appraisal Process .......................................  1
      Date of Value and Property Inspection .................................  2
      Property Rights Appraised .............................................  2
      Definitions of Value, Interest Appraised, and Other Pertinent Terms ...  2
      Legal Description .....................................................  3

REGIONAL ANALYSIS ...........................................................  4

MARKET ANALYSIS .............................................................  9

PROPERTY DESCRIPTION ........................................................ 16
      Site Description ...................................................... 16
      Improvements Description .............................................. 16

REAL PROPERTY TAXES AND ASSESSMENTS ......................................... 36

ZONING ...................................................................... 39

HIGHEST AND BEST USE ........................................................ 41

VALUATION PROCESS ........................................................... 43

SALES COMPARISON APPROACH ................................................... 45

INCOME CAPITALIZATION APPROACH .............................................. 53

RECONCILIATION AND FINAL VALUE ESTIMATE ..................................... 77

ASSUMPTIONS AND LIMITING CONDITIONS ......................................... 79

CERTIFICATION OF APPRAISAL .................................................. 82

ADDENDA ..................................................................... 83


                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                    INTRODUCTION
================================================================================

Identification of Property

      This is a two building office complex called Swedesford Square located in the Great Valley Corporate Center in East Whiteland Township, Montgomery County, Pennsylvania. The 50 East Swedesford Road building is a one and part two story single tenant structure containing 109,800 square feet of rentable area. The 52 East Swedesford Road building is a three story, multi-tenant structure containing 131,017 square feet of rentable area. The two buildings are connected by an enclosed overhead walkway. Both buildings are situated on a 24 acre site. The street addresses are 50 and 52 East Swedesford Road, East Whiteland Township, Montgomery County, Pennsylvania.

      This is a modern two building complex built between 1986 and 1988 on a 24 acre site. The buildings contain 240,817 net rentable square feet. The buildings are modern in appearance and functional in design. On the effective date of appraisal, occupancy stood at 100 percent.

      For analysis purposes, we have allocated the total site area to the improvements based upon the percentage of rentable area. Thus, a reasonable allocation would be:

      50 East Swedesford Road              45.59%       10.9416 acres
      52 East Swedesford Road              54.41%       13.0584 acres
                                          -------       -------------
                                          100.00%       24.0000 acres

Property Ownership and Recent History

      The improvements were built between 1986 and 1988 by its current owner, Bell Atlantic Properties, Inc. The site was acquired in January, 1987. No transfers have occurred in the last three years. Both buildings are 100% occupied. Rent rolls are included in the Addenda to the report.

Purpose and Intended Use of the Appraisal

      The purpose of this appraisal is to estimate the market value of the leased fee estate on July 1, 1997. The appraisal is to be used to monitor the performance of a portfolio asset.

Extent of the Appraisal Process

      In the process of preparing this appraisal, we:

      o Inspected the exterior of the building and the site improvements and a representative sample of tenant spaces.

      o Interviewed Mr. Christian L. Rodenhaver of the property management company, Atlantic American Properties.

      o Reviewed leasing policy, concessions, tenant build-out allowances, and history of recent rental rates and occupancy with the building manager.

      o Reviewed a detailed history of income and expense and a budget forecast for 1997 including the budget for planned capital expenditures and repairs.

================================================================================


                                      -1-
                                                              CUSHMAN &
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                                                     ---------------------------

                                                                    Introduction
================================================================================

      o Conducted market research of occupancies, asking rents, concessions and operating expenses at competing buildings which involved interviews with on-site managers and a review of our own data base from previous appraisal files.

      o Prepared an estimate of stabilized income and expense (for capitalization purposes).

      o Conducted market inquiries into recent sales of similar buildings to ascertain sales price per square foot, effective gross income multipliers and capitalization rates. This process involved telephone interviews with sellers, buyers and/or participating brokers. (See detailed sales write-ups in Addenda for more complete information on the verification process.)

      o Prepared Sales Comparison and Income Capitalization Approaches to value.

Date of Value and Property Inspection

      The date of value is July 1, 1997. We inspected the property on May 30, 1997.

Property Rights Appraised

      Leased fee estate.

Definitions of Value, Interest Appraised, and Other Pertinent Terms

      The definition of market value taken from the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, is as follows:

      The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      1.    Buyer and seller are typically motivated;

      2. Both parties are well informed or well advised, and acting in what they consider their own best interests;

      3.    A reasonable time is allowed for exposure in the open market;

      4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

      5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

================================================================================


                                      -2-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                    Introduction
================================================================================

      Exposure Time

      Under Paragraph 3 of the Definition of Market Value, the value estimate presumes that "A reasonable time is allowed for exposure in the open market". Exposure time is defined as the estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the market value on the effective date of the appraisal. Exposure time is presumed to precede the effective date of the appraisal.

            Our analysis of comparable sales indicates that an Exposure Time of between 6 and 12 months was typical for facilities like the subject. Therefore, based upon our analysis of comparable sales in conjunction with the physical, locational and economic characteristics of the subject property, it is our opinion that an Exposure Time of approximately six months would be typical prior to our market value conclusion as of the date of valuation.

      The following definitions of pertinent terms are taken from the Dictionary of Real Estate Appraisal, Third Edition (1993), published by the Appraisal Institute.

      Leased Fee Estate

      An ownership interest held by a landlord with the right of use and occupancy conveyed by lease to others; usually consists of the right to receive rent and the right to repossession at the termination of the lease.

      Value As Is

      The value of specific ownership rights to an identified parcel of real estate as of the effective date of the appraisal; relates to what physically exists and is legally permissible and excludes all assumptions concerning hypothetical market conditions or possible rezoning.

Legal Description

      The property is legally identified by the Chester County Assessor's Office, as Lot 260.4 contained within Block 42-4 East Whiteland Township, Pennsylvania. We have not been provided with the metes and bounds legal description of this site, therefore, none is exhibited.

================================================================================


                                      -3-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               REGIONAL ANALYSIS
================================================================================

Philadelphia Metropolitan Area

      The subject property is located in the northwest quadrant of the Philadelphia Metropolitan Area in Chester County, Pennsylvania. The Philadelphia Metropolitan Area, itself, encompasses over 3,500 square miles through the counties immediately surrounding the city in both Pennsylvania and New Jersey. The greater metropolitan area is actually part of a larger economic and geographic entity known as the Delaware Valley, which extends from Trenton, New Jersey at the north to Wilmington, Delaware at the south. The Delaware Valley is a closely integrated market which pervades the many political subdivisions incorporated in it.

Population

      According to the most recent estimate of the Federal Census Bureau, the Philadelphia Metropolitan Area has the fourth largest population in the nation after Los Angeles, New York, and Chicago. The currently reported population of about five million represents a .4 percent increase over that counted in 1990. The statistics indicated population growth in the suburban counties surrounding Philadelphia, with a decline in the city itself. The current population of Chester County is reported to be about 403,800, an increase of approximately 7.3 percent since 1990. These statistics are significant in that demographers believe population growth is directly tied to employment growth.

================================================================================
                              Population Statistics
                         Philadelphia Metropolitan Area
                                 (In Thousands)
================================================================================
                                                       %                   %
        County                    1980      1990     Change     1996     Change
--------------------------------------------------------------------------------
Bucks                             483.8     541.2    +11.9%     576.1     +6.4%
--------------------------------------------------------------------------------
Chester                           320.1     376.4    +17.6%     403.8     +7.3%
--------------------------------------------------------------------------------
Delaware                          552.2     547.7     -0.8%     547.2      -.1%
--------------------------------------------------------------------------------
Montgomery                        644.6     678.1     +5.2%     707.0     +4.3%
--------------------------------------------------------------------------------
Philadelphia                    1,668.2   1,585.6     -5.0%   1,503.0     -5.2%
--------------------------------------------------------------------------------
Burlington                        366.0     395.1     +8.0%     402.4     +1.8%
--------------------------------------------------------------------------------
Camden                            472.8     502.8     +6.4%     505.5      +.5%
--------------------------------------------------------------------------------
Gloucester                        202.1     230.1    +13.9%     245.2     +6.6%
--------------------------------------------------------------------------------
Salem                              65.0      65.3     +0.5%      64.1     -1.8%
================================================================================
Total Metropolitan Area         4,774.8   4,922.3     +3.1%   4,954.3     +0.7%
================================================================================
Source: U.S. Census Bureau
================================================================================

Employment

      The traditional economic base of the region was once heavy manufacturing. Concurrent with national trends, the regional economy has now shifted toward a skilled/service oriented base. Approximately 35 percent of the region's 2.2 +/- million in the wage and salary workforce is now employed in the service industries, as contrasted with the approximate 14 percent employed in manufacturing. Furthermore, another 23 percent of the region's workforce is employed in the wholesale and retail trades, while only 14 percent is employed by government.

================================================================================


                                      -4-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
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

                                                               Regional Analysis
================================================================================

=============================================================================================
                                Philadelphia Metropolitan Area
                                January Employment Statistics
                                        (In Thousands)
=============================================================================================
Industry Classification                       1990       1995      Change     1997     Change
=============================================================================================
Manufacturing                                 358.6      311.8      -2.6%     305.6     -2.0%
Construction & Mining                          95.4       73.9      +6.0%      73.2     -1.0%
Transportation, Communication & Utilities      99.0      104.5      +3.3%     104.7     +1.9%
Wholesale & Retail Trades                     508.0      482.8      -2.3%     494.6     +2.4%
Finance, Insurance & Real Estate              167.6      155.1      -1.3%     154.2     -0.6%
Services                                      659.1      717.5      +4.3%     765.4     +6.7%
Government                                    308.4      303.3      +0.6%     298.7     -1.5%
                                            -------------------------------------------------
Total Wage & Salary Employment              2,196.1    2,148.9      +0.8%   2,196.4     +2.2%
                                            =================================================
Total Civilian Labor Force                  2,409.0    2,397.6      -0.9%   2,450.3     +2.2%
                                            =================================================
Unemployment                                  114.1      143.5                123.3
Unemployment Rate                               4.7%       6.0%                 5.0%
=============================================================================================
Source: Pennsylvania Department of Labor and Industry
=============================================================================================

      According to statistics prepared by the Pennsylvania Department of Industry and Labor, wage and salary employment in the Philadelphia Metropolitan Area increased by 47,500 jobs or 2.2 percent between 1995 and 1997. Additionally, the total civilian labor force which includes wage and salary employment plus those who are self-employed increased by 52,700 workers. As can be seen, a vast majority of this growth in employment is in the service industries and the wholesale and retail trades. The continued growth in the service industries as well as the relative stability in the finance, insurance and real estate classification is significant to real property like the subject as it is from these groups that the occupants of office space come.

      The state Department of Industry and Labor reports that, within the service industries, business services, particularly temporary help agencies and accounting firms, led this employment classification with a growth of 27,900 jobs created since 1992. Second place goes to medical services with 12,600 new jobs created in the Philadelphia Metropolitan Area over the past four years. Private sector education was third growing by 19,900 jobs. A listing of the ten largest employers in Chester County alone bears out these statistics.

================================================================================


                                       -5-
                                                              CUSHMAN &
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

                                                               Regional Analysis
================================================================================

================================================================================
                          Largest Non-Public Employers
                                 Chester County
================================================================================
         Employer              Local Employees        Product or Service
================================================================================
Vanguard Group of Investment        3,389       Mutual Fund Company
--------------------------------------------------------------------------------
Shared Medical Systems Corp.        2,675       Heath Care Information Services
--------------------------------------------------------------------------------
Lukens, Inc.                        1,884       Steel Manufacturer
--------------------------------------------------------------------------------
Unisys Corp.                        1,650       Information Services
--------------------------------------------------------------------------------
QVC, Inc.                           1,635       Cable Shopping Channel
--------------------------------------------------------------------------------
PECO Energy, Inc.                   1,500       Electric and Natural Gas Utility
--------------------------------------------------------------------------------
Wyeth-Ayerst Laboratories, Inc.     1,400       Research Center
--------------------------------------------------------------------------------
National Liberty Corp.              1,112       Insurance
--------------------------------------------------------------------------------
Devereux                            1,015       Human Services Organization
--------------------------------------------------------------------------------
Roy F. Weston, Inc.                   917       Environmental Engineering
================================================================================
Source: Philadelphia Business Journal
================================================================================

      According to the Pennsylvania Department of Labor and Industry, the March, 1997 unemployment rate in the nine county Philadelphia Metropolitan Area was 4.9 percent as compared to 5.1 percent for the Commonwealth of Pennsylvania and 5.2 percent for the U.S. as a whole.

Income

      The median effective household buying income or disposable income after federal taxes in the Philadelphia Metropolitan Area is currently estimated to be $44,815. Throughout the region, it is estimated that 11.4 percent of the 1.8 million households have an effective buying income under $20,000 annually. For the entire metropolitan area, 43.9 percent of households have yearly EBI in excess of $50,000. Chester County has the highest current median household income level in the Metropolitan Area at $56,581 per dwelling unit.

================================================================================


                                      -6-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
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                                                     VALUATION ADVISORY SERVICES
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

                                                               Regional Analysis
================================================================================

================================================================================
                                Income Statistics
                         Philadelphia Metropolitan Area
================================================================================
                                            Effective
                                           Buying Income       Median Household
County                  Households        (In Thousands)             EBI
================================================================================
Bucks                     201,200          $12,262,322          $    53,117
--------------------------------------------------------------------------------
Chester                   141,500            9,721,125               56,581
--------------------------------------------------------------------------------
Delaware                  202,700           11,060,641               45,752
--------------------------------------------------------------------------------
Montgomery                267,400           18,535,055               54,711
--------------------------------------------------------------------------------
Philadelphia              577,300           22,803,611               31,682
--------------------------------------------------------------------------------
Burlington                139,900            7,995,281               49,379
--------------------------------------------------------------------------------
Camden                    179,200            9,980,971               47,387
--------------------------------------------------------------------------------
Gloucester                 83,100            4,672,913               51,405
--------------------------------------------------------------------------------
Salem                      23,700            1,195,590               45,095
================================================================================
Total                   1,816,000          $98,227,509          $    44,815
================================================================================
Source: Sales & Marketing Management
================================================================================

Retail Sales

      Retail sales in the Philadelphia Metropolitan Area are currently estimated to approach $44.3 billion annually. The Philadelphia area ranked fourth nationally behind Chicago, Los Angeles, New York and Washington, D.C. in total retail sales for 1995, the last year for which statistics are currently available. Retail sales in this metropolitan area have increased at a compound annual rate of 4.2 percent since 1990. Within Chester County, annual retail sales for 1995 were estimated to be about $4.5 billion, which were .3 percent lower than the previous year sales. Since 1990, retail sales in Chester County have been erratic but have increased overall at a compound annual rate of 11.8 percent.

================================================================================
                                  Retail Sales
                Philadelphia Metropolitan Area and Chester County
                                 (In Thousands)
================================================================================
                      Metropolitan                         Chester
      Year            Philadelphia        % Change         County       % Change
================================================================================
      1990            $36,033,312            --          $2,597,255         --
--------------------------------------------------------------------------------
      1991            $35,120,446           -2.5%        $2,546,075        -2.0%
--------------------------------------------------------------------------------
      1992            $39,811,716          +12.2%        $2,968,355       +16.6%
--------------------------------------------------------------------------------
      1993            $40,858,286           +2.6%        $3,222,112        +8.6%
--------------------------------------------------------------------------------
      1994            $43,480,561           +6.4%        $4,548,764       +41.2%
--------------------------------------------------------------------------------
      1995            $44,309,612           +1.9%        $4,534,705         -.3%
--------------------------------------------------------------------------------
Compound Annual Change                      +4.2%                         +11.8%
================================================================================
Source: Sales & Marketing Management 1990-1996
================================================================================

================================================================================


                                      -7-
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                                                               Regional Analysis
================================================================================

Linkages

      The Philadelphia Metropolitan Area benefits from an admirable transportation system linking the region to the rest of the nation and points throughout the world. The Port of Philadelphia is one of the largest fresh water ports in the country. The Philadelphia International Airport provides service to most major North American cities and many European destinations. From its central location in the heart of the eastern megalopolis, excellent highway and rail accessibility is also available.

Cultural, Educational and Recreational Resources

      Educational opportunities abound throughout the region, with twelve major colleges and universities located here. There are also four teaching medical college hospitals in the Philadelphia area. As the nation's fourth largest urban center and first capital, cultural and recreational activities available to the populace are widely diverse.

Conclusions

      The central core of this metropolitan area, the City of Philadelphia, continues to experience a fiscal crisis precipitated by a diminishing tax base and the increased need for new and costly municipal services. However, the current administration and council are now cooperating to promote fiscal responsibility which has created the city's first operating surplus in years. On the other hand, the surrounding suburban counties have been the focus of the region's population and job growth over the last decade. This trend is expected to continue into the next century.

      Overall, the Philadelphia Metropolitan Area is an older, densely developed region with a mature economy which can only be expected to grow less and at a slower pace in the months and years to come. Taxes and labor costs throughout the Northeastern United States are higher than elsewhere so that the opportunities for low cost start-up companies are less. Fortunately, the patchwork of existing small to mid-sized companies in the Philadelphia Metropolitan Area should protect this region from the severe economic shocks seen in many single industry towns.

      Thus, over the long term, the Philadelphia Metropolitan Area benefits from a diversified economic base which should protect the region from the effects of wide swings in the economy. The region's strategic location along the eastern seaboard and its reputation as a major business center should further enhance the area's long term outlook. The region's real estate market is advancing steadily toward equilibrium in most sectors. It is our conclusion that the long term trends of the region should eventually exert positive influences on the values of well located and well designed real property.

================================================================================


                                      -8-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 MARKET ANALYSIS
================================================================================

General Overview

      Office buildings, as an asset class, are attracting renewed interest from investors in the current market. Many believe suburban office buildings offer the greatest upside potential among the various property types. In many markets now, vacancy rates have declined among the best quality suburban office buildings while rental rates have begun to appreciate for the first time this decade in response to that shift in demand. Prices for Class A office complexes have thus increased over the past twelve months as buyers seek to profit from this shift in the market.

      The office employment which is occurring now comes from small and mid-sized technologically sophisticated firms. These, more than most, seek suburban locations which are close to their employees. By moving closer to their employees, commuting time is less which, some say, creates a more productive workforce. Frequently, occupancy costs are lower in the suburbs than in the urban core which translates back into corporate profitability. The subject property benefits from such trends, particularly due to its location in the western suburbs of Philadelphia.

      The lack of new construction is also viewed as a positive in the office market. Though firms are leasing less space per employee than ever before, office building owners now have a stronger negotiating position as demand begins to outpace supply. Still, in most communities, there is plenty of land available for new competition.

      The subject property shares in these macro-market observations and trends. More importantly, the subject competes in its own micro-market for tenants, users and ultimately, investment returns. The following points highlight conditions in the local marketplace.

Market Supply

      The subject property competes for tenants in the King of Prussia/Valley Forge/Route 202 Corridor which extends from King of Prussia at the north to West Chester at the south. At the end of the first quarter - 1997, there were approximately 9.5 million square of commercial office space along the Route 202 Corridor competing for tenants. Of this total, about 7 million square feet are Class A office space like the subject.

================================================================================
                             Office Market Overview
                 King of Prussia/Valley Forge/Route 202 Corridor
                                 March 31, 1997
================================================================================
Class of Space       Total Inventory       Total Area Available     Vacancy Rate
--------------------------------------------------------------------------------
       A              6,952,466 SF               216,850 SF              3.1%
       B              2,521,471 SF               624,327 SF             24.8%
                     -----------------------------------------------------------
Total Inventory       9,473,937 SF               841,177 SF              8.9%
================================================================================

      As of March 31, 1997, total vacancy in this marketplace was reported to be
8.9 percent. This is down 110 basis points from December 31, 1996 and considerably less than the peak 20.3 percent reported at year-end 1993. The latest figures report vacancy in the Class A segment of the Route 202 Corridor market to be only 6.2 percent.

================================================================================


                                      -9-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Market Analysis
================================================================================

================================================================================
                             Historic Vacancy Rates
                 King of Prussia/Valley Forge/Route 202 Corridor
================================================================================
Period Ending         Total Availabilities     Vacancy Rate     New Construction
--------------------------------------------------------------------------------
   March, 1997              841,177 SF             8.9%            44,000 SF
December, 1996              927,942 SF            10.0%               -0-
December, 1995            1,642,682 SF            17.7%               -0-
December, 1994            1,892,331 SF            20.3%               -0-
December, 1993            1,497,602 SF            17.7%               -0-
December, 1992            1,460,417 SF            17.4%           134,672 SF
================================================================================

      Within the commercial office market, some space must be maintained at all times to accommodate the constant shifting of tenants. A shortage in available inventory is indicated in the market when there is a discernible lack of prime contiguous office space for larger users. Under these conditions, new construction is stimulated. At present, there are limited blocks of contiguous space within this market place. However, Trammel Crow has proposed developing a 186,000+/- square foot office complex at the intersection of Routes 202 and 401. Additionally, Liberty property Trust is now completely renovating a 65,000+/- square foot building at 500 Swedesford Road in the Wayne section of Chester County. Finally, the Terramics Property Company is now constructing a 44,000+/- square foot build-to-suit office building for Unisource in the Berwyn area. Thus, the market is stirring toward additional inventory now that the overall vacancy rate has declined into single digits.

      The northern section of the King of Prussia/Valley Forge/Route 202 Corridor is substantially developed, but the southern end of the corridor still offers substantial land available for future development. However, financing requirements continue to be stringent which will curtail rampant, speculative development. Without a financially responsible lead tenant or user, construction and permanent financing is difficult to obtain at this time.

Market Demand

      Market demand for office space is primarily measured by absorption statistics. Demand for office space along the King of Prussia/Valley Forge/Route 202 Corridor marketplace has historically come from the movement of users outward from the City of Philadelphia and from the formation of new high tech/service oriented businesses. From an overall market perspective, absorption statistics are highly indicative of long term growth or decline. Among the various properties which compete for tenants, leasing activity serves as an indication of movement around a specific marketplace.

      Where absorption is the net change in occupied space over a period of time, leasing is the sum of all completed transactions in a given time period. Leasing statistics are an important consideration in an office market analysis as they can show the amount of continued interest in a specific marketplace and product type. Typically, new construction benefits in a market with strong leasing statistics as tenants "trade-up" to the latest buildings from older complexes.

================================================================================


                                      -10-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Market Analysis
================================================================================

================================================================================
                   Historic Absorption and Leasing Statistics
                 King of Prussia/Valley Forge/Route 202 Corridor
================================================================================
Period Ending                    Absorption                     Leasing
--------------------------------------------------------------------------------
   March, 1997                   161,007 SF                    215,579 SF
December, 1996                   559,475 SF                    981,408 SF
December, 1995                   286,516 SF                  1,331,875 SF
December, 1994                  -219,546 SF                    846,454 SF
December, 1993                    53,668 SF                    926,116 SF
December, 1992                    -2,684 SF                    993,714 SF
================================================================================

      During the first quarter of 1997, absorption in this marketplace was a positive 161,000+/- square feet. This is on top of the 559,000 absorbed during 1996 and is indicative of the renewed demand for office space in this market. Leasing statistics during the first quarter of 1997 were also favorable and have been for many years.

      Office occupancies are now being affected by American business' need to compete globally and an application of new technologies to the way white collar employment is conducted. In order to compete, many corporations are downsizing their operations, forcing fewer employees to do more in less space. Also, technologies like portable phone systems and voice mail enable many to work for extended periods outside their base of operations. Many of these new jobs are frequently held by workers who can perform their services from home offices, clients' offices or under "hoteling" arrangements.

      Given current market dynamics, it becomes apparent that new office space will be needed in the near term. This, of course, bodes well for current investors with the patience and wherewithal to wait for that expected turn of events. With anticipated demand, it would appear that upside potential exists in well located and functionally designed office properties. We note, however, that discipline will need to continue among financiers of such projects or a return to the economic bust of the late Eighties will result.

Rental Rates

      The average face rental rate for Class A office space in the King of Prussia/Valley Forge/Route 202 Corridor marketplace at the end of 1996 was $21.75 per square foot of rentable building area on a full service basis. This represents almost a 7 percent increase over that reported at year-end 1995 and can be traced part way to a 770 basis point decline in the overall market vacancy rate. Class B space typically rents at a 15 to 20 percent discount from that achieved in the Class A segment of the market.

================================================================================


                                      -11-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Market Analysis
================================================================================

================================================================================
                    Average Historic Face Office Rental Rates
                 King of Prussia/Valley Forge/Route 202 Corridor
                               Full Service Basis
================================================================================
       Date      Class A Rent    Change   Class B Rent   Change    CPI    Change
--------------------------------------------------------------------------------
   March, 1997    $21.82/SF      +0.32%    $17.50/SF     +0.86%   166.1   +1.10%
December, 1996    $21.75/SF      +6.98%    $17.35/SF    +10.44%   164.3   +3.39%
December, 1995    $20.33/SF      -3.05%    $15.71/SF     +6.15%   159.1   +2.38%
December, 1994    $20.97/SF      +2.84%    $14.80/SF     -8.02%   155.4   +2.71%
December, 1993    $20.39/SF      +5.43%    $16.09/SF     +5.44%   151.3   +2.58%
December, 1992    $19.34/SF      -0.82%    $15.26/SF     -4.33%   147.5   +2.15%
================================================================================

      A tight Class A office market will precipitate new construction. In order to economically justify construction, users must first be willing to pay higher rents than are now being achieved in the competitive open market. Rents are moving in a positive direction in response to demand outpacing supply which bodes well for well designed and well maintained real property in both classes of office space.

Concessions

      Rent abatement had been a standard inducement to tenants during the late Eighties and very early Nineties, but are now not frequently being granted. In order to win new tenants, landlords had been paying for tenant requested office finishes well over the standard work letter. In some instances, landlords were also paying the tenants' moving charges, assuming the rental payments on the tenants' existing leases, and even making cash bonus payments to the tenants in order to entice them to a new project. Most of these types of concessions have ceased though as capital for such items has all but effectively been removed from the current market. While there are still instances of free rent being quoted, the current trend is definitely toward effective rents.

Tenant Improvements Costs

      In the leasing of brand new professional office space, a building standard for interior finishes is established. Should a particular tenant desire interior office finishes which exceed the established building standard, then that tenant must reimburse the landlord for constructing them. The standard work letter for brand new first generation office space in suburban Philadelphia is approximately $20.00 per square foot of rentable area. The cost for tenant requested interior office finishes which exceed these standards are generally borne by the lessee. In relet, second generation space, however, the cost of tenant alterations is considerably less as many materials can be recycled.

      The trend of the current marketplace, particularly in second generation space, has been to work with what is in place. From ownership's perspective, cash for tenant improvements is scarce so that avoiding demolition and reconstruction costs is important. We are informed that tenants are also less demanding in their space improvements needs in order to secure a more favorable rental rate in these competitive times for American business.

================================================================================


                                      -12-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

===============================================================================================================================
                                                        Direct Competition
                                                         King of Prussia/
                                                        Valley Forge Area
===============================================================================================================================
  Complex                                 Age         Rentable Area    Area Available  Vacancy Rate        Asking Rent
===============================================================================================================================
Westlakes
  l000 Westlakes Drive                   1989          61,500 SF         1,100 SF          1.2%         $21.50-22.50/SF
                                                                                                         + Electricity
Glenhardie Corporate Center
  1255 Drummers Lane                     1985          64,000 SF        40,000 SF         62.5%         $23.00/SF + Electricity
  1265 Drummers Lane                     1984          65,000 SF         2,784 SF          4.3%         $21.00/SF + Electricity
  1275 Drummers Lane                     1979          64,000 SF         2,200 SF          3.4%         $21.00/SF + Electricity
  1285 Drummers Lane                     1983          65,000 SF            - 0 -          0.0%         $21.00/SF + Electricity

Bay Colony Executive Park
  565 East Swedesford Road               1985          59,000 SF         9,884 SF         16.8%         $23.00/SF + Electricity
  575 East Swedesford Road               1985          69,000 SF            - 0 -          0.0%         $19.75/SF + Electricity
  595 East Swedesford Road               1987          81,890 SF            - 0 -          0.0%         $19.75/SF + Electricity

Valley Forge South
  440 Swedesford Road                    1979          71,575 SF         6,200 SF          8.7%         $18.75/SF + Electricity
  460 Swedesford Road                    1979          71,575 SF            - 0 -          0.0%         $18.75/SF + Electricity

Great Valley Corporate Center
  20 Valley Stream Parkway               1988          58,772 SF         1,585 SF          2.7%         $21.00/SF + Electricity
  30 Valley Stream Parkway               1985          20,554 SF              -0-          0.0%         $16.50/SF + Electricity

Chesterorook Corporate Center
  965 Chesterbrook Boulevard             1988         120,000 SF              -0-          0.0%         $22.00/SF + Electricity
  1200 Morris Drive                      1980         115,000 SF              -0-          0.0%         $24.00/SF + Electricity
  1300 Morris Drive                      1980          87,500 SF              -0-          0.0%         $21.50/SF + Electricity
  1400 Morris Drive                      1980          90,000 SF         1,500 SF          1.7%         $23.00/SF + Electricity
  701 Lee Road                           1985          78,600 SF              -0-          0.0%         $21.50/SF + Electricity
  300 Chesterfield Parkway               1989          27,260 SF              -0-          0.0%         $20.25/SF + Electricity
  400 Chesterfield Parkway               1989          23,128 SF              -0-          0.0%         $19.75/SF + Electricity
  500 Chesterlield Parkway               1989          30,815 SF              -0-          0.0%         $18.95/SF + Electricity
-----------------------------------------------------------------------------------------------------------------------------------
Total Competition                                   1,324,169 SF        65,253 SF          4.9%
====================================================================================================================================

                                                                 Market Analysis
================================================================================

      In general terms, a simple re-painting and re-carpeting and cleaning of ceiling tiles can cost from $5.00 to $8.00 per square foot of rentable area. When some demolition and reconstruction is necessary, tenant improvement costs easily escalate to the $10.00 to $15.00 per square foot range. A complete demolition and reconstruction of a major tenant area or full floor will cost from $18.00 to $25.00 per square foot in the current market. The amortization of these costs over the term of the lease is expensive and will lower ownership's return.

Leasing Commissions

      The standard market practice for leasing commissions at office space in suburban Philadelphia is six percent of the first year's negotiated rent, five percent of the second, four percent of the third, three percent of each subsequent year's gross rent - all payable at initial occupancy. On a weighted average basis for a five year lease, commissions would amount to 4.2 percent of the aggregate rent negotiated; that for a ten year lease becomes 3.6 percent. For a renewal, half those amounts is customary but open to negotiation between ownership and the brokerage community. In any event, the cost of leasing commissions is an expense to ownership beyond the general operations of the real estate.

Direct Competition

      On the opposing page is a listing of properties which we feel are direct competition to the subject property. As can be seen from the foregoing summary, there are approximately 1.3 million square feet of office space among these direct competitors. This competition is exhibiting a vacancy rate of 4.9 which is below the overall market.

The Subject's Competitive Position

      The subject property lies at the southern end of the King of Prussia/Valley Forge/Route 202 Corridor. The northern end is considered superior to the southern end being closer to King of Prussia where a majority of development evolved over the past three decades. As population expands outward, the southern end is becoming more attractive to users of office space. It remains, though, secondary in the overall market. The subject property is located within the Great Valley Corporate Center in East Whiteland Township, Chester County, Pennsylvania.

      This area is regarded as one of the premier industrial and office locations within the greater Philadelphia area. The Route 202 Corridor, which extends from West Chester in the southwestern suburbs to Horsham Township in the northwest suburbs, has experienced rapid industrial and office development. King of Prussia is approximately at the midpoint of the corridor and has generally been the focus of most of the development.

      The area's rapid growth is due in part to the highly accessible road network serving the neighborhood. This includes the Pennsylvania Turnpike, 1-76/276, Schuylkill Expressway, 1-76, US Route 202 (DeKalb Pike) and US Route 422, the Pottstown Expressway, all of which converge in King of Prussia. Additionally, there is an extensive branch of secondary roads which facilitate movement in the area.

================================================================================


                                      -13-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Market Analysis
================================================================================

Conclusions

      The overall marketplace of the subject is exhibiting a vacancy rate of 8.9 percent. Absorption and leasing remain strong in this market leading rental rates to increase at a pace which is greater than inflation in the general economy. New construction is contemplated, but is held in check by stringent financing policies. Still, with rental rates on the rise, the costs associated with new development become more economic.

      The southern end of the King of Prussia/Valley Forge/Route 202 Corridor will be the focus of much of this new development as that is where the most land exists for construction. Suburban areas are expected to be the focus of job creation well into the next century. However, while forecasts call for an expansion in office type employment, the absolute amount of that will be less than previously experienced in the boom years of the Eighties.

      The subject is positioned in a successful business campus which is dominated by high-tech, owner users of real property. It affords a functional design which is conducive primarily to multi-tenant occupancy. With competent ownership, efficient management and aggressive promotion, we believe the subject property will favorably compete in this market.

Exposure Time

      Exposure Time is defined as the estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the estimated market value on the effective date of the appraisal. It is a retrospective estimate based upon an analysis of past events assuming a competitive and open market. Thus, Exposure Time is presumed to precede the effective date of the appraisal.

      Our analysis of comparable sales indicates that an Exposure Time of between 6 and 9 months was typical for office facilities. Therefore, based upon our analysis of comparable sales in conjunction with the physical, locational and economic characteristics of the subject property, it is our opinion that an Exposure Time of approximately 6 months would be typical prior to our market value conclusion as of the date of valuation.

================================================================================


                                      -14-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            PROPERTY DESCRIPTION
================================================================================

The Subject Property

      The subject property consists of a single parcel of real estate improved with two buildings. As indicated on the Tax Map in the Addenda, the site is designated at Block 42-4, Lot 260.4. The following is more detailed description of the subject property:

Site Description

      The subject is irregular in shape with 945.3' of frontage along East Swedesford Road, 1,555' of frontage along the Liberty Boulevard Exit of Route 202 and about 463' of frontage along Route 202 and contains 24 acres. The land is reasonable level and at street grade and slopes downward to Route 202. We did not receive nor review a soil report. However, we assume that the soil's load-bearing capacity is sufficient to support all existing structures. The sites' drainage appears to be adequate.

      We were not given a title report to review. We do not know of any other easements, encroachments or restrictions, other than normal utility easements that would adversely affect the sites' uses. However, we recommend a title search to determine whether any adverse conditions exist.

      We were not given a Wetlands survey to review either. If subsequent engineering data reveal the presence of regulated wetlands areas, it could materially affect property value. We recommend a wetlands survey by a competent engineering firm.

      According to Community Panel #420279-0005A, National Flood Insurance Rate Map, effective April 8, 1983, the subject property is in an area outside the 100 year flood plain.

      No evidence of toxic or hazardous substances were observed during our inspection of the sites. However, we are not trained to perform technical environmental inspections. A professional study is recommended for final determination of any presence of toxic substances.

      Overall, the site is typical of business campus development in the area, functionally adequate and well suited for that use.

Descriptions of Improvements

      The 50 East Swedesford building consists of a one and part two story single tenant office building containing 109,800 square feet of rentable area. Construction consists of concrete foundation, steel frame, pre-cast concrete panels and glass exterior walls, roof top mounted package units for heating and air conditioning, fully sprinklered and rubber membrane roof.

      Layout includes a large number of classrooms for training, general and private offices, support areas and washrooms. Interior finishes include carpeted floors, fabric covered and painted walls and acoustical ceilings with recessed lighting fixtures.

================================================================================


                                      -15-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Property Description
================================================================================

      The 52 East Swedesford building consists of a three story, multi-tenant office building containing 131,017 square feet of rentable area. Construction consists of concrete foundations, steel frame, pre-cast concrete panels, and glass exterior walls, twelve heat pump units with nine air handlers, fully sprinklered, passenger elevator and rubber membrane roof.

      Layout includes central lobby, washroom, and various office suites. Finishes include carpeted floors, fabric and painted walls and acoustical tile ceilings with recessed fluorescent lighting. The reader will note that we have not made, nor are we qualified by training to make, a compliance survey of the properties with the American with Disabilities Act (ADA). Since we have not been provided with the results of a professional survey, we did not consider possible non-compliance with the requirements of ADA in estimating the value of the real estate.

      Additionally, we are not aware of any potentially hazardous materials which may have been used in the construction of the improvements to the subject site. Again, we are not qualified to detect such materials and urge the client to employ an expert in the field to determine if any exist. Finally, no personal property is included in our analysis of the subject property.

================================================================================


                                      -16-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             REAL PROPERTY TAXES AND ASSESSMENTS
================================================================================

      The subject property is under the taxing jurisdiction of Chester County, Pennsylvania. Taxes are levied against all real property in this locale for the purpose of providing funding for the various municipalities. The amount of ad valorem taxes is determined by the current assessed value for the real property, in conjunction with the total combined tax rates of the taxing jurisdiction. In an effort to project the future tax liability for the subject's real and personal property, we have reviewed both the present and historical tax rates combined with a forecast of the assessments.

Tax Rates

      The following is a chart displaying the eleven year trend in tax rates levied by the above noted taxing jurisdictions:

================================================================================
                      Tax Rates Per $100 of Assessed Value
================================================================================
Taxing Authority         1987 Tax Rate       1992 Tax Rate       1997 Tax Rate
--------------------------------------------------------------------------------
Chester County              $14.000             $19.130             $21.715
================================================================================

      As the preceding chart indicates, the tax rates affecting the subject property have increased by approximately 5 percent per year over the past eleven years. Since 1992, the tax rates have increases 2.7 percent annually. Typically, over the long term, tax rates will mirror inflationary trends, with average compound growth rates of 3.0 to 4.0 percent.

      Tax rates increase or decrease annually based upon changes in municipal budgets and the total tax base. Again, over the longer term, tax rate increases tend to mirror inflationary trends, except during periods of economic decline or in fast growing areas where new services are required. With the likely stabilization of real estate values and the tax base, we are of the opinion that more normal increases in tax rates, of say 3.0 to 4.0 percent, will be the trend over the intermediate term.

Tax Assessment

      Chester County establishes the assessed value on real property for all of the municipalities within the county. The 1997 assessment, as well as the historical assessments for 1995 and 1996 were $1,287,000.

      The real estate assessments have been the same since 1995. This is typical for suburban municipalities in the Philadelphia Area. Generally, the tax rates increase annually while the assessments remain the same. In an effort to evaluate the fairness of the subject's current assessed value and future prospects for a change in the assessment, we have compared the assessment to the market value estimate concluded in this report.

================================================================================


                                      -17-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Real Property Taxes And Assessments
================================================================================

      The estimated value of the subject property in the Income Capitalization Approach section of this report is summarized below. Based on our discussion with the Chester County Assessors, the Income Capitalization Approach is the typical methodology the Assessor's office uses in determining the value of a facility such as the subject. Chester County is currently in the process of the total revaluation which is expected to become effective 1998. The 1996 common level ratio for Chester County is 6.2%. We have estimated the current market value for assessment purposes by applying the common level ratio to the assessment and compared these estimates to our appraised values.

================================================================================
                                       Common Level    Assessor     Appraisers'
Property                   Assessment     Ratio      Market Value   Market Value
--------------------------------------------------------------------------------
50-52 E. Swedesford Road   $1,287,000      6.2%      $20,758,000    $34,600,000
================================================================================

      Based on the above, it appears that the subject property is favorably assessed.

Real Property Tax Conclusions

      Applying the 1997 assessment for the subject to the total 1996/1997 tax rate results in a combined tax burden as calculated in the following chart.

================================================================================
Property                   Assessment      1996-1997 Tax Rate         Taxes
--------------------------------------------------------------------------------
50-52 E. Swedesford Road   $1,287,000         $217.15/1,000         $279,472.05
================================================================================

================================================================================


                                      -18-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Real Property Taxes And Assessments
================================================================================

Ad Valorem Tax Conclusions

      In projecting the subject's tax liability for 1997/1998, we have assumed a
3.5 percent increase in the combined 1996/1997 tax rates. The subject's tax liability during 1997/1998 is unknown because of the revaluation currently in process which will become effective in 1998. Our estimate of the 1997/1998 taxes for the subject property is calculated as follows-

================================================================================
Property                  1996/1997 Taxes   Projected Increase   1997/1998 Taxes
--------------------------------------------------------------------------------
50-52 E. Swedesford Road    $279,472.05           3.50%            $289,253.57
================================================================================

================================================================================


                                      -19-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                          ZONING
================================================================================

      The subject property is zoned RIC, Restricted Industrial Commercial and LI, Limited Industrial. The RIC, Restricted Industrial Commercial District permits administrative, professional and commercial office buildings, light manufacturing and assembly and savings or commercial banks and other financial institutions. In the LI, Limited Industrial District the intent of this zoning classification is to provide for light manufacturing, warehousing, offices and laboratories. This classification permits administrative, executive, professional and sales offices, research and development, wholesaling, warehousing, distribution and light manufacturing uses.

      Some of the restrictions imposed by these classification include:

                                  RIC, Restricted Industrial Commercial        LI, Limited Industrial
                                  -------------------------------------------------------------------
      Front Yard:                 75'                                          75'

      Side Yard:                  35'                                          35'

      Rear Yard:                  50'                                          50'

      Maximum Height:             35'                                          35'

      Lot Coverage:               30%, 5 to 10 acres                           20%, 44,000 sf - 3 acres
                                  40%, 10 acres+                               25%, 3 acres - 6 acres
                                                                               30%, 6 acres - 10 acres
                                                                               40%, over 10 acres

      Lot Size:                   5 acres                                      44,000 square feet

      Minimum Lot Width:          300'                                         150'

      Off-Street Parking
           Office:              One space per 250 square feet of gross floor area

      We know of no deed restrictions (private or public) which would further limit the use of the subject property. However, this statement should not be taken as a guarantee or warranty that no such restrictions exist. Deed restrictions are a legal matter and only a title examination by an attorney would normally uncover such restrictive covenants. Thus, an updated title search of the subject property is recommended to determine the existence of such restrictions.

================================================================================


                                      -20-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            HIGHEST AND BEST USE
================================================================================

Highest and Best Use of Site as Though Vacant

      According to the Dictionary of Real Estate Appraisal, Third Edition
(1993), a publication of the Appraisal Institute, the highest and best use of the site as though vacant is defined as:

      Among all reasonable, alternative uses, the use that yields the highest present land value, after payments are made for labor, capital, and coordination. The use of a property based on the assumption that the parcel of land is vacant or can be made vacant by demolishing any improvements.

Physically Possible

      The subject site contains approximately 24.0 acres with frontage along East Swedesford, Liberty Boulevard, Exit of Route 202 and along Route 202. The size and configuration of the site is felt to provide a suitable land use and/or development potential for a wide variety of possible land uses. Municipal utilities would adequately provide for nearly all uses. Street improvements are also adequate.

Legally Permissible

      The subject's zoning classification permits development of office and light industrial uses.

Financially Feasible

      Several features of the subject property indicate that office use is the highest and best use of the subject property. The subject is located within the Great Valley Corporate Center with access to most transportation hubs.

      Based on the above, we have concluded that the highest and best use of the subject, as vacant, is as an office development when market conditions warrant new construction.

Highest and Best Use of Property as Improved

      According to the Dictionary of Real Estate Appraisal, highest and best use of the property as improved is defined as:

      The use that should be made of a property as it exists. An existing property should be renovated or retained so long as it continues to contribute to the total market value of the property, or until the return from a new improvement would more than offset the cost of demolishing the existing building and constructing a new one.

      Unlike the previous analysis of the subject site as vacant, this analysis considers the subject property as currently improved with an evaluation as to the physical, legal, and financial appropriateness of the existing land use.

Physical Considerations

      The subject site has been improved with the two existing office buildings and, based upon our observation, there are no apparent physical factors such as soils, drainage, or other site characteristics that would adversely affect the continued utility and/or existence of the subject improvements.

================================================================================


                                      -21-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Highest and Best Use
================================================================================

Legal Considerations

      The subject site, as presently improved, represents a legal, conforming use and this use has been accepted by local zoning officials.

Financially Feasible

      The use of the subject improvements is considered to contribute in an economic manner to the subject site. Occupancy levels at the subject property are higher than competing office buildings in the King of Prussia/Valley Forge/Route 202 Corridor. We believe the occupancy of the subject property (100 percent), will continue to remain high with competent management and aggressive promotions.

      Therefore, based on the subject's historical performance and the prospect for continued growth, it is our opinion that the subject property, as presently developed, represents the highest and best use of the site as improved.

================================================================================


                                      -22-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               VALUATION PROCESS
================================================================================

      In this appraisal, we have used the Sales Comparison Approach and the Income Capitalization Approach to develop a market value estimate.

      The Cost Approach was not performed for the following reasons:

      o This approach is more relevant for new construction or where sufficient information is available to reasonably estimate the replacement cost new of the improvements and land.

      o The investment marketplace does not typically trade buildings such as the subject on a cost/value basis, particularly in markets where it is generally perceived that cost exceeds value.

      o The subjectivity of accurately estimating accrued depreciation of the existing improvements significantly limits the reliability of this approach.

      In the Sales Comparison Approach, we performed the following steps:

      o Searched the market for recent office building sales within the Philadelphia suburban areas, which contain similar physical and economic characteristics to the subject property.

      o Analyzed differences between those sales and the subject on the basis of the sales price per square foot and extracted overall capitalization rates.

      o Correlated the various value indications into a point value estimate from within the range.

      In developing the Income Capitalization Approach, we:

      o Studied rents in effect in the immediate and competing areas to estimate potential rental income at market levels for office, uses.

      o Studied the recent history of operating expenses at the subject property and competing properties to estimate an appropriate level of stabilized expenses and reserves for replacement.

      o Estimated net operating income by subtracting stabilized expenses from potential gross income after deduction for vacancy and collection loss.

      o Prepared a discounted cash flow analysis in which the estimated income and expenses over a projected holding period, and the estimated property value at the time of reversion, are discounted at an appropriate rate to estimate present market value.

      In estimating the final value, we performed the following:

      o Reviewed and re-examined each of the approaches to value which were employed.

================================================================================


                                      -23-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Valuation Process
================================================================================

      o Considered the type and reliability of the data used and applicability of each approach.

      o     Reconciled the approaches to a final value conclusion.

================================================================================


                                      -24-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

====================================================================================================================================
                                                           MARKET SUMMARY
                                                          OFFICE COMPLEXES
                                                       SUBURBAN PHILADELPHIA
====================================================================================================================================
                                                                 Rentable
                                       Sale                      Building                                                    Overall
Sale      Location                     Date      Land Area         Area        Age      Condition    Sale Price   Unit Rate   Rate
------------------------------------------------------------------------------------------------------------------------------------
1    280 King of Prussia               1/96      6.70 acres      65,000 sf     1981      Average     $8,400,000     129.23     N/A
     Radnor Township
     Delaware County, PA
2    150 Monument Road                 8/96      7.74 acres     133,166 sf     1981      Average    $15,000,000    $112.64    10.97%
     Bala Cynwyd
     Lower Merion Township
     Montgomery County, PA
3    Walnut Grove Corporate Center    12/96      6.92 acres      81,846 sf     1989       Good       $9,114,000    $111.36    10.80%
     Horsham Township
     Montgomery County, PA
4    Airport Business Center          12/96     32.13 acres     371,000 sf     1900's     Good      $43,000,000    $123.99    10.00%
     Essington Borough
     Delaware County, PA
5    Westlakes Office Park             5/97     41.86 acres     444,000 sf     late       Good      $72,500,000    $163.29     9.00%
     Tredyffrin Township,                                                      1980's
     Chester County, PA
====================================================================================================================================

                                                       SALES COMPARISON APPROACH
================================================================================

Methodology

      In the Sales Comparison Approach, we estimated value by comparing this property with similar, recently sold properties in the surrounding or competing area. Inherent in this approach is the principle of substitution, which holds that when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution.

      By analyzing sales that qualify as arm's-length transactions between willing and knowledgeable buyers and sellers, we can identify value and price trends. The basic steps of this approach are:

      1. research recent, relevant property sales and current offerings throughout the competitive area;

      2. select and analyze properties that are similar to the property appraised, considering changes in economic conditions that may have occurred between the sale date and the date of value, and other physical, functional, or locational factors;

      3. identify sales that include favorable financing and calculate the cash equivalent price;

      4. reduce the sale prices to a common unit of comparison such as price per square foot of net rentable area, effective gross income multiplier, and overall capitalization rate;

      5. make appropriate comparative adjustments to the prices of the comparable properties to relate them to the property being appraised; and

      6. interpret the adjusted sales data and draw a logical value conclusion.

Analysis of Sales

      Over the past 24 months, the office market has shown signs of improvement. Rents have increased and concession packages have virtually disappeared as positive net absorption is taking place. In terms of the investment market, demand is primarily being generated by institutional investors including several large pension funds/European and Asian investors/opportunistic investors such as Vulture Funds stimulated in an effort to capture "bottom of the market" sale prices.

      The subject property consists of two buildings on a single parcel. On the opposing page is a presentation of the comparable property sales which were analyzed for the valuation of 50 East Swedesford Road. The most widely-used and market-oriented unit of comparison for properties such as the subject is the sales price per square foot of rentable building area. All comparable sales were analyzed on this basis. Detail sheets describing these and all the sales employed in this analysis can be found among the Addenda to this report.

================================================================================


                                      -25-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Sales Comparison Approach
================================================================================

50 East Swedesford Road

      This property is a 109,800 square foot one story office building on a portion of 24.0 acres which was constructed in 1986. It is now 100 percent occupied by one tenant. On the date of inspection, the building was in good condition having benefited from an on-going maintenance program. The property possesses good "curb appeal" and features good quality construction materials. With regard to the market data assembled for this analysis, the following comparisons are made:

      Comparable Property Sale #1 was an arm's-length transaction accomplished with market oriented financing. It is a recent transfer of the leased fee estate. This property included a number of different tenants whereas the subject is leased on a long term basis to a creditworthy tenant. Market conditions have improved since the date of this sale. Locationally, this property is inferior to the subject's location in the Great Valley Corporate Center.

      Physically this property is older and in only average condition. Economically, this sale was 100% occupied. No non-realty items of property were reported to be included in the price for this property. Overall, a positive adjustment is warranted for Sale #1.

      Comparable Property Sale #2 was an arm's-length transaction accomplished with market oriented financing. It is a recent transfer of the leased fee estate. This property included a number of different tenants whereas the subject is leased on a long term basis to a creditworthy tenant. Market conditions have improved since the date of this sale. Locationally, this property is superior to the subject's location in the Great Valley Corporate Center.

      Physically this property is older and in only average condition. Economically, this sale was 94% occupied. No non-realty items of property were reported to be included in the price for this property. Overall, a higher unit rate is warranted for Sale #2.

      Comparable Property Sale #3 was an arm's-length transaction accomplished with market oriented financing. It is a recent transfer of the leased fee estate. This property included a number of different tenants whereas the subject is leased on a long term basis to a creditworthy tenant. Market conditions have improved since the date of this sale. Locationally, this property is inferior to the subject's location the Great Valley Corporate Center.

      Physically this property is newer and in similar condition. Economically, this sale was 100% occupied. No non-realty items of property were reported to be included in the price for this property. Overall, a positive adjustment is warranted for Sale #3.

      Comparable Property Sale #4 was an arm's-length transaction accomplished with market oriented financing. It is a recent transfer of the leased fee estate. This property included a number of different tenants whereas the subject is leased on a long term basis to a creditworthy tenant. Market conditions have improved since the date of this sale. Locationally, this property is inferior to the subject's location in the Great Valley Corporate Center.

      Physically this property is similar in age and condition. No non-realty items of property were reported to be included in the price for this property. Overall, a positive adjustment is warranted for Sale #4.

================================================================================


                                      -26-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Sales Comparison Approach
================================================================================

      Comparable Property Sale #5 was an arm's-length transaction accomplished with market oriented financing. It is a recent transfer of the leased fee estate. This property included a number of different tenants whereas the subject is leased on a long term basis to a creditworthy tenant. Locationally, this property is superior to the subject's location in the Great Valley Corporate Center.

      Physically this property is newer and in better condition. Economically, this sale was 97% occupied. No non-realty items of property were reported to be included in the price for this property. Overall, a negative adjustment is warranted for Sale #5.

      Conclusion - The office building sales assembled for this analysis of 50 East Swedesford Road reflect a range in unit value from $111.36 to $163.29 per square foot of building area. The adjustments discussed above are presented to outline the logic of our thought processes with the ultimate result being a plausible market value conclusion for the subject property. Based on our analysis of these data on a price per square foot basis, we have concluded an appropriate adjusted range of $150.00 to $155.00 per square foot of building area. From within this adjusted range, we conclude the Sales Comparison Approach to indicate a current market value of $16,750,000 for 50 East Swedesford Road. This indication of value is equal to $152.55 per square foot of building area.

52 East Swedesford Road

      This property is a 131,017 square foot three story office building on a portion of 24 acres of land which was constructed in 1988. It is now 100 percent occupied by three tenants. On the date of inspection, the building was in good condition having benefited from an on-going maintenance program. The property possesses good "curb appeal" and features good quality construction materials. The data previously analyzed for 50 East Swedesford Road are applicable to this property as well.

      Comparable Property Sale #1 was an arm's-length transaction accomplished with market oriented financing. It is a recent transfer of the leased fee estate. Market conditions have improved since the date of this sale. Locationally, this property is inferior to the subject's location in the Great Valley Corporate Center.

      Physically this property is older and in only average condition. Economically, this sale was 100% occupied. No non-realty items of property were reported to be included in the price for this property. Overall, a positive adjustment is warranted for Sale #11.

      Comparable Property Sale #2 was an arm's-length transaction accomplished with market oriented financing. It is a recent transfer of the leased fee estate. Market conditions have improved since the date of this sale. Locationally, this property is superior to the subject's location.

      Physically this property is older and in only average condition. Economically, this sale was 94% occupied. No non-realty items of property were reported to be included in the price for this property. Overall, a positive adjustment is warranted for Sale #2.

================================================================================


                                      -27-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Sales Comparison Approach
================================================================================

      Comparable Property Sale #3 was an arm's-length transaction accomplished with market oriented financing. It is a recent transfer of the leased fee estate. Market conditions have improved since the date of this sale. Locationally, this property is inferior to the subject's location.

      Physically this property is similar in age and condition. Economically, this sale was 75% occupied. No non-realty items of property were reported to be included in the price for this property. Overall, a positive adjustment is warranted for Sale #3.

      Comparable Property Sale #4 was an arm's-length transaction accomplished with market oriented financing. It is a recent transfer of the leased fee estate. Market conditions have improved since the date of this sale. Locationally, this property is inferior to the subject's location.

      Physically this property is similar in condition. No non-realty items of property were reported to be included in the price for this property. Overall, a positive adjustment is warranted for Sale #4.

      Comparable Property Sale #5 was an arm's-length transaction accomplished with market oriented financing. It is a recent transfer of the leased fee estate. Locationally, this property is superior to the subject's location.

      Physically this property is similar in age and condition. Economically, this sale was 97% occupied. No non-realty items of property were reported to be included in the price for this property. Overall, a negative adjustment is warranted for Sale #5.

      Conclusion - As before, the adjustments discussed above are presented to outline the logic of our thought processes with the ultimate result being a plausible market value conclusion for the subject property. Based on our analysis of these data on a price per square foot basis, we have concluded an appropriate adjusted range of $130.00 to $135.00 per square foot of building area. From within this adjusted range, we conclude the Sales Comparison Approach to indicate a current market value of $17,350,000 for 52 East Swedesford Road. This indication of value is equal to $132.43 per square foot of building area.

================================================================================


                                      -28-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Sales Comparison Approach
================================================================================

Final Conclusions

      The subject property consists of two separate buildings on one parcel of land. Based upon these analyses, it is our conclusion that the Sales Comparison Approach indicates a total market value of THIRTY FOUR MILLION ONE HUNDRED THOUSAND DOLLARS ($34,100,000) for the entire subject property. This total value is comprised as follows:

================================================================================
                               Final Conclusions
================================================================================
            Property                         Indicated Market Value
--------------------------------------------------------------------------------
     50 East Swedesford Road                      $16,750,000
     52 East Swedesford Road                      $17,350,000
                                                  -----------
     TOTAL                                        $34,100,000
================================================================================

================================================================================


                                      -29-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                         10400 - 50 EAST SWEDESFORD ROAD
                             ANNUAL CASH FLOW REPORT
                          BEGINNING 7/1/97 FOR 13 YEARS


                        FY1998         FY1999         FY2000         FY2001         FY2002         FY2003         FY2004
                      ----------     ----------     ----------     ----------     ----------     ----------     ----------
INCOME

MINIMUM RENT:
GROSS RENTS            1,646,451      1,705,743      1,767,231      1,830,366      1,895,697      1,963,773      2,034,045
LESS LAG VACANCY               0              0              0              0              0              0              0
                      ----------     ----------     ----------     ----------     ----------     ----------     ----------
TOTAL MINIMUM RENT     1,646,451      1,705,743      1,767,231      1,830,366      1,895,697      1,963,773      2,034,045

RECOVERIES:
REIMBURSEMENTS           493,901        511,187        529,079        547,596        566,762        586,599        607,130
                      ----------     ----------     ----------     ----------     ----------     ----------     ----------
TOTAL RECOVERIES         493,901        511,187        529,079        547,596        566,762        586,599        607,130
                      ----------     ----------     ----------     ----------     ----------     ----------     ----------
GROSS RENTAL
 INCOME                2,140,352      2,216,930      2,296,310      2,377,962      2,462,459      2,550,372      2,641,175
CREDIT LOSS              (42,807)       (44,339)       (45,926)       (47,559)       (49,249)       (51,007)       (52,823)
                      ----------     ----------     ----------     ----------     ----------     ----------     ----------
TOTAL INCOME           2,097,545      2,172,591      2,250,384      2,330,403      2,413,210      2,499,365      2,588,352

EXPENSES

UTILITIES                 16,789         17,376         17,985         18,614         19,265         19,940         20,638
INSURANCE                 22,385         23,168         23,979         24,819         25,687         26,586         27,517
MANAGEMENT FEE            55,861         57,816         59,839         61,934         64,102         66,345         68,667
REAL ESTATE TAXES        129,668        134,207        138,904        143,765        148,797        154,005        159,395
CLEANING                 129,597        134,133        138,827        143,686        148,715        153,920        159,308
MAINTENANCE               67,053         69,400         71,829         74,343         76,945         79,638         82,426
OUTSIDE CONTRACTS         39,072         40,440         41,855         43,320         44,836         46,405         48,029
ADMINISTRATIVE            33,476         34,647         35,860         37,115         38,414         39,759         41,150
OTHER                      5,596          5,792          5,995          6,205          6,422          6,647          6,879
                      ----------     ----------     ----------     ----------     ----------     ----------     ----------
TOTAL EXPENSES           499,497        516,979        535,073        553,801        573,183        593,245        614,009
                      ----------     ----------     ----------     ----------     ----------     ----------     ----------
NET OPERATING
 INCOME                1,598,048      1,655,612      1,715,311      1,776,602      1,840,027      1,906,120      1,974,343

ALTERATIONS                    0              0              0              0              0              0              0
COMMISSIONS                    0              0              0              0              0              0              0
RESERVES                  10,980         11,364         11,762         12,174         12,600         13,041         13,497
                      ----------     ----------     ----------     ----------     ----------     ----------     ----------
CASH FLOW              1,587,068      1,644,248      1,703,549      1,764,428      1,827,427      1,893,079      1,960,846



                        FY2005         FY2006         FY2007         FY2008
                      ----------     ----------     ----------     ----------
INCOME

MINIMUM RENT:
GROSS RENTS            2,107,062      2,216,309      2,314,921      2,395,943
LESS LAG VACANCY               0       (381,370)             0              0
                      ----------     ----------     ----------     ----------
TOTAL MINIMUM RENT     2,107,062      1,834,939      2,314,921      2,395,943

RECOVERIES:
REIMBURSEMENTS           628,380        530,469        658,670        696,696
                      ----------     ----------     ----------     ----------
TOTAL RECOVERIES         628,380        530,469        658,670        696,696
                      ----------     ----------     ----------     ----------
GROSS RENTAL
 INCOME                2,735,442      2,365,408      2,973,591      3,092,639
CREDIT LOSS              (54,709)       (47,308)       (59,472)       (61,853)
                      ----------     ----------     ----------     ----------
TOTAL INCOME           2,680,733      2,318,100      2,914,119      3,030,786

EXPENSES

UTILITIES                 21,360         22,108         22,881         23,682
INSURANCE                 28,480         29,477         30,508         31,576
MANAGEMENT FEE            71,070         73,558         76,132         78,797
REAL ESTATE TAXES        164,974        170,748        176,724        182,910
CLEANING                 164,883        156,189        162,162        182,809
MAINTENANCE               85,310         88,296         91,387         94,585
OUTSIDE CONTRACTS         49,710         51,450         53,251         55,115
ADMINISTRATIVE            42,591         44,081         45,624         47,221
OTHER                      7,120          7,369          7,627          7,894
                      ----------     ----------     ----------     ----------
TOTAL EXPENSES           635,498        643,276        666,296        704,589
                      ----------     ----------     ----------     ----------
NET OPERATING
 INCOME                2,045,235      1,674,824      2,247,823      2,326,197

ALTERATIONS                    0      1,661,072              0              0
COMMISSIONS                    0        348,483              0              0
RESERVES                  13,970         14,459         14,965         15,488
                      ----------     ----------     ----------     ----------
CASH FLOW              2,031,265       (349,190)     2,232,858      2,310,709

                                                  INCOME CAPITALIZATION APPROACH
================================================================================

Methodology

      The Income Capitalization Approach is a method of converting the anticipated economic benefits of owning property into a value estimate through capitalization. The principle of "anticipation" underlies this approach in that investors recognize the relationship between an asset's income and its value. In order to value the anticipated economic benefits of a particular property, potential income and expenses must be estimated, and the most appropriate capitalization method must be selected.

      The two most common methods of converting net income into value are direct capitalization and discounted cash flow analysis. In direct capitalization, net operating income is divided by an overall rate extracted from market sales to indicate a value. In the discounted cash flow method, anticipated future net income streams and a reversionary value are discounted to an estimate of net present value at a chosen yield rate (internal rate of return).

      In our opinion, the discounted cash flow method is the more appropriate capitalization technique as the subject property consists of two separate buildings occupied by a number of tenants at differing rental rates for varying lease durations. Direct capitalization does not adequately account for the subtitles of all those variables. The following is a discussion of our discounted cash flow analysis for each parcel which comprises the subject property.

50 East Swedesford Road

      This property is a 109,800 square foot, one and two story office building which is now 100 percent occupied by one tenant. On the opposing page is a presentation of the cash flows which an informed investor could reasonably expect 50 East Swedesford Road to generate over a ten year time horizon. These cash flows are based upon the following analysis:

      Base Rental Income - The base rental income which an asset such as the subject property will generate for an investor reflects a review of the existing rent roll in conjunction with the rent now being paid for comparable space and services in the competitive open market. A copy of the rent roll over the subject property is included among the Addenda to this report. As can be noted from the current rent roll, existing contracts provide for base rental income of $15.00 per square foot in the coming 12 months.

      Based upon the subject's current lease expiration schedule, the existing tenant lease will expire in December, 2005. At the subject property, this lease was negotiated in January, 1996 at $14.73 per square foot on a net basis.

      On the following opposing page is a presentation of recent rental rates on office space in the market area of the subject property. As can be seen from this summary, rental rates on space comparable to the subject range from $19.00 per square foot on a gross basis plus electricity up to $24.60 per square foot on a gross basis plus electricity. Comparable Rental #1, 151 South Warner Road, reflected a rental rate of $19.00 per square foot plus electric. This lease was made in April, 1996 and market conditions have improved since this date. The comparable is situated in a similar area. It is older than the subject but considerably smaller in size. The overall appeal of this property is inferior to the subject property. Overall, a higher rental rate is indicated for the subject.

================================================================================


                                      -30-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

====================================================================================================================================
                                                           Market Summary
                                                        Office Space Leases
====================================================================================================================================
Lease      Location                   Tenant                 Date   Rentable Area   Lease Term              Rent
------------------------------------------------------------------------------------------------------------------------------------
  1   151 South Warner Road       Day & Zimmerman            4/96      6,369 sf     2.5 years    $19.00/sf gross plus electric.
      King of Prussia, PA
                                  First Union Home Equity   10/96      1,214 sf     5 years      $19.50/sf gross plus electric.
------------------------------------------------------------------------------------------------------------------------------------
  2   Walnut Hill Plaza           ITT Hartford               8/96     43,000 sf     7 years      $20.50/sf gross plus electric,
      150 South Warner Road                                                                      increasing by $.50/sf annually.
      King of Prussia, PA
------------------------------------------------------------------------------------------------------------------------------------
  3   Glenhardie Corporate
        Center III                Western Intel Media       11/96      4,230 sf     5 years      $19.00/sf gross plus electric,
      1275 Drummers Lane                                                                         increasing by $.50/sf annually.
      Tredyffrin Township
      Chester County, PA
------------------------------------------------------------------------------------------------------------------------------------
  4   Valley Forge South          Genex Services, Inc.       1/97     36,000 sf     5 years      $21.40/sf gross plus electric.
      440 Swedesford Road
      King of Prussia, PA
------------------------------------------------------------------------------------------------------------------------------------
  5   Chesterbrook Corporate
        Center                    Astra Merck                5/97    112,000 sf     7.5 years    $24.60/sf average gross rent plus
      1200 Morris Drive                                                                          electric, $27.50/sf T.I.'s.
      Wayne, PA
------------------------------------------------------------------------------------------------------------------------------------
  6   55 Valley Stream Parkway    Olympic Financial          6/97     17,000 sf     7 years      $22.50/sf plus electric, 2.5%
      King of Prussia, PA                                                                        annual increases, $20.00/sf T.I.'s.
====================================================================================================================================

                                                  Income Capitalization Approach
================================================================================

      Comparable Rental #2, Walnut Hill Plaza, reflected a rental rate of $20.50 per square foot gross plus electric. Market conditions have improved since this lease was executed. The comparable is situated in a similar area. It is similar in age and condition, but considerably smaller in size. The overall appeal of this complex is similar to the subject property. Overall, a lower rental rate is indicated for the subject.

      Comparable Rental #3, Glenhardie Corporate Center, reflected a rental rate of $19.00 per square foot gross plus electric. This lease was executed in November, 1996 and market conditions have improved since then. The comparable is situated in a similar area. It is older and inferior in age and condition, but considerably smaller in size. The overall appeal of this complex is similar to the subject property. Overall, a higher rental rate is indicated for the subject.

      Comparable Rental #4, Valley Forge South, reflected a rental rate of $21.40 per square foot gross plus electric. Market conditions have improved since this lease occurred. The comparable is situated in a similar area. It is older and inferior in age and condition, but considerably smaller in size than the subject. The overall appeal of this complex is similar to the subject property. Overall, a higher rental rate is indicated for the subject.

      Comparable Rental #5, Chesterbrook Corporate Center, reflected the highest rental rate of $24.60 per square foot gross plus electric. This is a very recent comparable. The tenant received a relatively high tenant allowance. The comparable is situated in a similar area. It is similar in age and condition. The overall appeal of this complex is superior to the subject property. Overall, a lower rental rate is indicated for the subject.

      Comparable Rental #6, 55 Valley Stream Parkway, reflected a rental rate of $22.50 per square foot gross plus electric. This is a very recent lease. This lease included a $20.00 per square foot tenant allowance. The comparable is situated in a similar area. It is similar in age and condition, but considerably smaller in size. The overall appeal of this complex is inferior to the subject property. Overall, a lower rental rate is indicated for the subject.

      In addition to analyzing actual lease transactions inside and outside the property, leasing brokers were interviewed in an effort to ascertain competitive packages available in the marketplace today. Most brokers interviewed were of the opinion that free rent was no longer being given in the local marketplace. Tenant workletters, however, are a standard and felt to range from $10.00 to $20.00 per square foot depending on the size of the tenant and the duration of the lease.

================================================================================


                                      -31-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

      After considering the most recent leasing achieved at the subject property in conjunction with the rents now being paid for comparable space and services in the competitive open market, it is our conclusion that the current average economic rent for it is $19.50 per square foot on a full service basis plus electric. The subject is currently leased on a net basis. In estimating a net rental for the subject, we have deducted expenses of $4.55 per square foot as developed in the Income Capitalization Approach from the $19.50 per square foot gross rent plus electric which indicated a net rent of $14.95 say $15.00 per square foot. This rent would be fixed over an average five year term. Additionally, the tenants would also be responsible for increases in operating expenses over those incurred during the first year of occupancy.

      Market rent is forecasted to increase by 5 percent in the second year of the investment holding period, decreasing to 4 percent in the third and
      3.5 percent thereafter. This forecast of income growth rates reflects typical investor expectations as noted in the Cushman & Wakefield Investor Survey which is among the Addenda to this report. More importantly, we are of the opinion that these growth rates reflect the current under supply of space in the local market which, all other factors being equal, will move toward equilibrium overtime.

      Expense Reimbursements - Consistent with market leasing practice for this type of real estate, the tenants in a property like the subject are responsible for a proportionate share of certain expenses incurred annually in the operation and ownership of the investment above an established base amount. These expenses include real estate taxes, insurance premiums, utilities, maintenance, cleaning, management fees and miscellaneous items occasionally incurred. Future leases in the subject property are projected to be structured in a similar fashion.

      Allowance for Vacancy and Credit Loss - A deduction must be made from the total gross revenues due an investor in the subject property to account for the possibility of vacancy and/or non-collection of rent. We have, therefore, deducted 2 percent from gross revenues as a global allowance for the non-payment of rent or expenses by a lessee. This rate has considered the creditworthiness of the tenant roster and long-term market conditions.

      Additionally, our analysis over time has incorporated a lag vacancy allowance which provides for "down time" between the expiration of an existing lease and the commencement of a new lease. Upon the expiration of a lease, it is our best estimate that there is a 65 percent probability that the tenant will renew and a 35 percent probability that the tenant will vacate. At renewal, no down time is recognized; should this tenant vacate, then it is our expectation that an average down time of approximately six months time would be reasonable to re-lease the space. Therefore, the weighted average lag vacancy utilized between lease expirations in this report is three months.

================================================================================
                             Lag Vacancy Allowance
================================================================================
      Event       Probability         x     Down Time     =    Weighted Time
--------------------------------------------------------------------------------
      Rollover         65%            x        -0-        =         -0-
      Turnover         35%            x      6 months     =       2 months
--------------------------------------------------------------------------------
      Total           100%        Average Weighted Time   =       2 months
================================================================================

================================================================================


                                      -32-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

================================================================================
                      Comparable Operating Expenses - 1996
                           Suburban Office Buildings
                         Philadelphia Metropolitan Area
================================================================================
Item of Expense                        #1          #2          #3          #4
--------------------------------------------------------------------------------
Real Estate Taxes                   $1.32/SF    $1.29/SF    $1.33/SF    $1.27/SF
Property Insurance                    .15/SF      .15/SF      .15/SF      .15/SF
Utilities*                           2.74/SF     3.09/SF     2.72/SF     2.92/SF
Maintenance                          2.25/SF     2.33/SF     2.38/SF     2.81/SF
Management                            .71/SF      .73/SF      .71/SF      .72/SF
Administration                        .06/SF      .08/SF      .07/SF      .07/SF
Miscellaneous                         .00/SF      .01/SF      .08/SF      .01/SF
                                    --------------------------------------------
Total Operating Expenses            $7.23/SF    $7.68/SF    $7.44/SF    $7.95/SF
================================================================================
*     Of this total amount, common area utilities are estimated to be $.40/SF.
================================================================================

                                                  Income Capitalization Approach
================================================================================

      Based on the subject's weighted average downtime between leases, the overall average occupancy rate of the subject property over the ten year holding period is 4 percent. Including our overall vacancy/global credit loss allowance estimated at 2 percent, the implied overall occupancy rate of the subject property over the ten year holding period is 96 percent.

      Operating Expenses - We were provided with historic operating expense data for the subject property. We have also been provided with current ownership's operating pro forma. Finally, we have analyzed expense data from our files on similar office complexes in suburban Philadelphia. On the opposing page is a presentation of these data sets.

      The subject property is leased on an absolute net basis with minimum expenses to ownership. Typically, Class A buildings like the subject are leased on a gross basis. Our analysis assumes all expenses will be paid by the tenant, except other or miscellaneous items. In the initial year of the investment holding period, we project operating expenses to be $4.55 per square foot at the subject property. The following expenses have been projected for the first fiscal year:

            Real Estate Taxes - This item is sensitive to a specific local jurisdiction so that a direct comparison with those expense data available from the market is not possible. Based upon historical expenses we have projected taxes at $129,668 or $1.18 per square foot.

            Insurance - The history of the subject and the data available from our files indicate an extremely tight range for this expense item on a square foot basis. Therefore, we have stabilized the insurance expense at $0.20 per square foot for this analysis.

            Repairs & Maintenance - This expense category includes the annual cost to clean and maintain the facility with supplies. For this analysis, though, we have employed a figure which includes all cost of repairs and maintenance so that comparisons with rental data could be more easily made. In the initial year of investment, full repairs and maintenance expense is stabilized at $2.15 per square foot.

            Utilities - This expense category typically includes water and sewer charges since all energy costs would be paid directly by the tenant. We project this expense at $.15 per square foot.

            Miscellaneous - Invariably, miscellaneous expenses occur in the operation of a property such as the subject. These include advertising and promotional expenses, space planning, brochures, and a contingency for the unknown. The data available from the market indicate allowances for miscellaneous expenses ranging from $0.01 to $0.08 per square foot of rentable area. For this analysis, miscellaneous operating expenses are stabilized at $0.05 per rentable square foot of building area.

================================================================================


                                      -33-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

            Management & Administration - This item of expense provides for professional management services like collections, supervision and the preparation of all budgets. Also included in this item are office expenses, security, licenses, seasonal decorations and the like. Recent experience at comparable buildings provide for a management fee of $0.45 to $0.48 per square foot. Data from other office buildings show management fees with administration to be $0.77 to $0.81 per square foot. These data are extracted from multi-tenanted facilities where management and administration are more time consuming and, thus, more expensive. Considering that the subject is a single tenanted facility, we have stabilized management and administration expense at $0.81 per square foot which reflects a single tenant building.

      Operating expenses are forecasted to increase at an average annual rate of
      3.5 percent over the investment holding period. The forecast of projected growth rates in all categories of expense reflect typical investor expectations as noted in the Cushman & Wakefield Investor Survey, which has been placed among the Addenda to this report. Except where noted, our projected growth rates for the various types of expense categories generally do not attempt to reflect growth rates for any individual year, but rather the long term trend over the period of analysis.

      Other Non-Operating Expenses - Other, non-operating expenses of the subject property are projected in this analysis from prevailing commission schedules, construction costs, and accepted practices. We have analyzed each item of capital expenditure in an attempt to project what the typical investor in a property like the subject would consider reasonable, based upon informed opinion and experience. The following is a discussion of the other, non-operating expenses incorporated into this analysis of the subject property.

            Tenant Alterations - Upon the expiration of a lease, it is our best estimate that there is a 65 percent probability of the existing tenant renewing their lease and a 35 percent probability that the existing tenant will vacate. The current cost to alter and re-decorate office space for a rollover tenant is estimated to be $9.00 per square foot while that to prepare space for a new turnover tenant is estimated to be $15.00 per square foot. On average, then, the weighted cost of tenant alterations is projected to be $11.10 per square foot in the initial year of the investment holding period. The following is a presentation of these computations.


================================================================================
                            Tenant Improvement Costs
================================================================================
      Event       Probability         x     Unit Cost     =    Weighted Cost
--------------------------------------------------------------------------------
      Rollover         65%            x     $ 9.00/SF     =     $ 5.85/SF
      Turnover         35%            x     $15.00/SF     =     $ 5.25/SF
--------------------------------------------------------------------------------
      Total           100%        Average Weighted Cost   =     $10.45/SF
================================================================================

================================================================================


                                      -34-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

      Leasing Commissions - In estimating the appropriate stabilized leasing expense for the subject property, the same rollover/turnover probabilities as described above are utilized. The standard leasing commission for new tenants is 6 percent of the first year's rent, 5 percent of the second, 4 percent of the third and 3 percent of each succeeding year's contract rent, payable at lease commencement. Based upon an average five year lease term, leasing commissions are equal to 4.2 percent of total base rental income. The following is a summary of these computations.

================================================================================
                          Effective Leasing Commissions
                          Average Five Year Lease Term
                                 Turnover Tenant
--------------------------------------------------------------------------------
   Lease Year         %             X         Commission        =  Weighted Rate
--------------------------------------------------------------------------------
         1           20%            X              6%           =     1.20%
         2           20%            X              5%           =     1.00%
         3           20%            X              4%           =      .80%
         4           20%            X              3%           =      .60%
         5           20%            X              3%           =      .60%
--------------------------------------------------------------------------------
       Total        100%       Effective Commission Rate        =     4.20%
================================================================================

      For a tenant who elects to renew a lease, half of a commission is payable. On a weighted average basis, then, leasing commissions are equal to 2.84 percent of total effective base rental income over the term. The following is a presentation of these computations.

================================================================================
                           Leasing Commission Expense
--------------------------------------------------------------------------------
   Event      Probability         X           Commission      =    Weighted Rate
--------------------------------------------------------------------------------
   Rollover           65%         X                2.1%       =       1.37%
   Turnover           35%         X                4.2%       =       1.47%

--------------------------------------------------------------------------------
   Total             100%         Average Weighted Rate               2.84%
================================================================================

      Reserves - It is customary and prudent to set aside an amount annually for the replacement of short lived capital items such as roofs, parking lots, or mechanical equipment. In this analysis, we have projected an allowance for reserves of $0.10 per square foot of rentable building area which is typical in the local market place for a property like the subject. Reserves for replacements are therefore stabilized at $10,980.

Other non-operating expenses are also forecasted to increase at an average annual rate of 3.5 percent over the investment holding period. This too is consistent with the Cushman & Wakefield Investor Survey. Again, our projected growth rates for the various types of expense categories generally do not attempt to reflect growth rates for any individual year, but rather the long term trend over the period of analysis.
================================================================================


                                      -35-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

Terminal Capitalization Rate - The residual cash flows annually generated by the subject property comprise only the first part of the return which an investor will receive. The second component of this investment return is the pre-tax cash proceeds from the resale of the property at the end of a projected investment holding period. A terminal capitalization rate was used to estimate the market value of the property at the end of the assumed investment holding period. We estimated an appropriate terminal rate based on indicated rates in today's market. A premium was added to today's rate to allow for the risk of unforeseen events or trends which might affect our estimate of net operating income during the holding period.

================================================================================
                        Summary of Capitalization Rates
--------------------------------------------------------------------------------
   Sale #.           Location                                Capitalization Rate
--------------------------------------------------------------------------------
      2        150 Monument Road, Montgomery County, PA            10.97%
      3        Walnut Grove, Montgomery County, PA                 10.80%
      4        Airport Business Center                             10.00%
      5        Westlakes, Chester County, PA                        9.00%
================================================================================
Terminal Capitalization Rate Selected                              10.50%
================================================================================

Investors typically add 50 to 100 basis points to the "going-in" rate to arrive at a terminal capitalization rate, according to Cushman & Wakefield's periodic investor surveys. For this analysis, it is our projection that the subject property would most likely be sold at the end of the 10th year of the holding period for an amount equal to what would be the next years net operating income capitalized at an overall rate of 10.50 percent. The 11th year's computed net operating income is employed at this point as it would be the first received by a new purchaser of the subject property. It is projected, then, that a current investor would dispose of the subject property at the end of the projected holding period for an amount equal to $22,154,250 or $201.77 per square foot of building area.

Transaction Costs - From the projected $22,154,250 reversion to an investor in the subject property, we have deducted a total of $664,600 to account for the various transaction costs associated with the sale of an asset of this type. These costs consist of 3 percent of the total disposition price of the subject property as an allowance for transfer taxes, professional fees, and other miscellaneous expenses that the seller pays at final closing. Deducting these transaction costs from the computed reversion renders pre-tax net proceeds of sale equal to $21,489,650 to be received by an investor in the subject property at the end of the holding period.

Discount Rate - In our valuation, we endeavored to reflect the most likely actions of typical buyers and sellers in this market. We forecasted cash flows and discounted them and the future property value at reversion to a present value at various rates of return (yield rates) currently required by investors for similar quality real property. The yield rate (internal rate of return or IRR) is the single rate that discounts all future benefits (cash flow and reversion) to an estimate of net present value.

================================================================================

                                      -36-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

Cushman & Wakefield Valuation Advisory Services periodically surveys national real estate investors to determine their investment objectives. Following is a brief review of internal rates of return, overall rates, and income and expense growth rates considered acceptable by respondents. The entire survey is included among the Addenda to this report.

================================================================================
                           AUTUMN 1996 INVESTOR SURVEY
                          FOR SUBURBAN OFFICE BUILDINGS
================================================================================
             GOING-IN           TERMINAL                  IRR
           Low     High       Low      High        Low          High
================================================================================
Mean       8.80%   9.50%      9.30%     9.90%      11.2%       11.6%
--------------------------------------------------------------------------------
Range      8.00%  11.0 %      8.00%    11.0 %      10.0%       13.0%
================================================================================

The wide range of investment parameters indicates that property risk and yield are assessed to a particular investment property based on a variety of variables. Risk is the primary determinant, and the risk variables include whether current contract rents are significantly above or below current market rents; the amount and timing of tenant rollovers; the risk to lease-up the property and the strength of the market during the lease-up period; the durability of the cash flow, and its ability to increase with inflation along with the creditworthiness of the existing tenancy. Risk is also dependent on investor demand for the property type; the diversification of the metropolitan area; the property's location within the local market; the supply and demand for the property type within the market; and the effective age of the property.

The internal rate of return and terminal capitalization rate selected for this analysis were strongly influenced by our recent Investor Survey. We realize that this type of survey reflects target rather than transactional rates. Transactional rates are usually difficult to obtain in the verification process and are actually only target rates of the buyer at the time of sale. The property's performance will ultimately determine the actual yield and capitalization rate at the time of sale after a specific holding period. We have found that, in improving markets or with above average properties, demand will be high and transactional rates may be lower than target rates that are quoted in surveys. We have tried to recognize this factor in our choice of these two rates for our cash flow model.

Considering the locational attributes, physical traits and economic characteristics of the subject property, we believe a discount rate ranging from
11.0 percent to 12.0 percent would be appropriate for the subject property in light of the investment criteria presented here. Thus, we have discounted the projected future pre-tax cash flows to be received by an investor in the subject property to a present value so as to yield 11.0 percent to 12.0 percent on capital at 25 basis point intervals over the holding period. This discounting process is summarized as follows:

================================================================================
                         Investment Summary
--------------------------------------------------------------------------------
Discount Rate      Present Worth        Unit Rate        Overall Rate
--------------------------------------------------------------------------------
   11.00%          $17,313,000         $157.68/SF          9.23%
   11.25%          $17,046,000         $155.25/SF          9.38%
   11.50%          $16,784,000         $152.86/SF          9.52%
   11.75%          $16,528,000         $150.53/SF          9.67%
   12.00%          $16,277,000         $148.24/SF          9.82%
================================================================================

================================================================================


                                      -37-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                         10401 - 52 EAST SWEDESFORD ROAD
                             ANNUAL CASH FLOW REPORT
                          BEGINNING 7/1/97 FOR 13 YEARS

                      FY1998      FY1999     FY2000      FY2OOl      FY2002      FY2003       FY2004      FY2005      FY2006
INCOME
------
MINIMUM RENT:
GROSS RENTS         1,924,441   1,978,374   2,034,395   2,259,470   2,321,073   2,369,918   2,432,972   2,470,992   2,569,452
LESS LAG VACANCY            0           0           0    (140,128)          0           0    (112,678)          0    (166,426)
                    --------- ----------- ----------- ------------ ---------- ----------- ------------ ---------- -------------
TOTAL MINIMUM RENT  1,924,441   1,978,374   2,034,395   2,119,342   2,321,073   2,369,918   2,320,294   2,470,992   2,403,026
RECOVERIES:
OPERATING EXPENSES    478,328     512,513     533,361     511,193     594,919     619,763     610,142     679,535     646,804
                    --------- ----------- ----------- ------------ ---------- ----------- ------------ ---------- -------------
TOTAL RECOVERIES      478,328     512,513     533,361     511,193     594,919     619,763     610,142     679,535     646,804
                    --------- ----------- ----------- ------------ ---------- ----------- ------------ ---------- -------------
GROSS RENTAL
 INCOME             2,402,769   2,490,887   2,567,756   2,630,535   2,915,992   2,989,681   2,930,436   3,150,527   3,049,830
VACANCY ALLOWANCE     (48,055)    (49,818)    (51,355)    (52,611)    (58,320)    (59,794)    (58,609)    (63,011)    (60,997)
                    --------- ----------- ----------- ------------ ---------- ----------- ------------ ---------- -------------
TOTAL INCOME        2,354,714   2,441,069   2,516,401   2,577,924   2,857,672   2,929,887   2,871,827   3,087,516   2,988,833

EXPENSES
--------
UTILITIES             106,838     110,577     114,447     118,453     122,598     126,889     131,331     135,927     140,685
INSURANCE              30,525      31,593      32,699      33,844      35,028      36,254      37,523      38,836      40,196
MANAGEMENT FEE         85,724      88,725      91,830      95,044      98,371     101,814     105,377     109,065     112,883
REAL ESTATE TAXES     133,665     148,528     153,726     159,106     164,675     170,439     176,404     182,578     188,969
CLEANING              165,304     171,090     171,397     177,594     189,690     191,760     198,632     203,565     204,525
MAINTENANCE            85,470      88,461      91,558      94,762      98,079     101,512     105,064     108,742     112,548
OUTSIDE CONTRACTS      74,278      76,877      79,568      82,353      85,235      88,218      91,306      94,502      97,809
ADMINISTRATIVE         40,700      42,125      43,599      45,125      46,704      48,339      50,031      51,782      53,594
OTHER                   6,665       6,898       7,139       7,389       7,648       7,915       8,193       8,479       8,776
                    --------- ----------- ----------- ------------ ---------- ----------- ------------ ---------- -------------
TOTAL EXPENSES        729,169     764,874     785,963     813,670     848,028     873,140     903,861     933,476     959,985
                    --------- ----------- ----------- ------------ ---------- ----------- ------------ ---------- -------------
NET OPERATING
 INCOME             1,625,545   1,676,195   1,730,438   1,764,254   2,009,644   2,056,747   1,967,966   2,154,040   2,028,848

ALTERATIONS                 0           0           0     610,329           0           0     490,774           0     724,880
COMMISSIONS                 0           0           0     123,641           0           0      99,421           0     146,846
RESERVES               13,100      13,559      14,033      14,524      15,033      15,559      16,103      16,667      17,250
                    --------- ----------- ----------- ------------ ---------- ----------- ------------ ---------- -------------
 CASH FLOW          1,612,445   1,662,636   1,716,405   1,015,760   1,994,611   2,041,188   1,361,668   2,137,373   1,139,872


                      FY2007      FY2008
INCOME
------
MINIMUM RENT:
GROSS RENTS         2,980,439   3,060,622
LESS LAG VACANCY     (215,774)          0
                    --------- -----------
TOTAL MINIMUM RENT  2,764,665   3,060,622
RECOVERIES:
OPERATING EXPENSES    663,350     691,723
                    --------- -----------
TOTAL RECOVERIES      663,350     691,723
                    --------- -----------
GROSS RENTAL
 INCOME             3,428,015   3,752,345
VACANCY ALLOWANCE     (68,560)    (75,047)
                    --------- -----------
TOTAL INCOME        3,359,455   3,677,298

EXPENSES
--------
UTILITIES             145,609     150,705
INSURANCE              41,602      43,059
MANAGEMENT FEE        116,834     120,923
REAL ESTATE TAXES     195,582     202,428
CLEANING              218,891     227,751
MAINTENANCE           116,487     120,564
OUTSIDE CONTRACTS     101,233     104,776
ADMINISTRATIVE         55,470      57,411
OTHER                   9,083       9,401
                    --------- -----------
TOTAL EXPENSES      1,000,791   1,037,018
                    --------- -----------
NET OPERATING
 INCOME             2,358,664   2,640,280

ALTERATIONS           687,666           0
COMMISSIONS                 0           0
RESERVES               17,854      18,479
                    ---------------------
 CASH FLOW          1,653,144   2,621,801

                                                  Income Capitalization Approach
================================================================================

      Through such a sensitivity analysis, it can be seen that the present value of the subject property varies from approximately $16,275,000 to $17,325,000. We believe a discount rate which falls toward the lower end of the range now required in the marketplace to be appropriate in this case. Using an 11.25 percent internal rate of return, our discounted cash flow model computes to a present worth of $17,046,000 which we round to $17,000,000 as an indication of market value for 50 East Swedesford Road via the Income Capitalization Approach.

      This indication of value produces an implied "going-in" overall capitalization rate of 9.40 percent based upon the initial year's net operating income of $1,598,048. Additionally, based upon a market value of $17,000,000 and a projected future gross reversionary value of approximately $22,155,000, a compound annual rate of appreciation of 2.68 percent is computed. Finally, with regard to the composition of the internal rate of return employed here, approximately 60 percent of the expected yield is from cash flows while the balance is attributable to property reversion. These percentages fall within the generally accepted relevant range of most current real estate investors.

52 East Swedesford Road

      This property is a 131,017 square foot office building which is now 100 percent occupied by 3 tenants. On the opposing page is a presentation of the cash flows which an informed investor could reasonably expect 52 East Swedesford Road to generate over a ten year time horizon. These cash flows are based upon the following analysis:

Base Rental Income - Existing lease contracts at the subject property provide an average base rental income of $14.69 per square foot of occupied space in the coming 12 months. A copy of the rent roll over the subject property is included among the Addenda to this report.

      The rental data previously analyzed for 50 East Swedesford Road are applicable to this property as well. As noted, rental rates on space comparable to the subject range from $19.00 per square foot on a gross basis plus electricity up to $24.60 per square foot on a gross basis plus electricity. The same comments, except for size, considered in estimating the economic rent for 50 East Swedesford Road are also appropriate to the subject property because of the similar locational and physical characteristics. The subject is a multi-tenant building and no significant size adjustment is necessary as in the case of 50 East Swedesford Road. After considering the most recent leasing achieved at the subject property in conjunction with the rents now being paid for comparable space and services in the competitive open market, it is our conclusion that the current average economic rent for it is $20.50 per square foot on a full service basis. Economic rent is forecasted to increase by 5 percent in the second year of the investment holding period, decreasing to 4 percent in the second and 3.5 percent per annum thereafter.

      Expense Reimbursements - The tenants in a property like the subject are responsible for a proportionate share of certain expenses incurred annually in the operation and ownership of the investment above an established base amount. These expenses include real estate taxes, insurance premiums, utilities, maintenance, cleaning, management fees and miscellaneous items occasionally incurred. Future leases in the subject property are projected to be structured in a similar fashion.
================================================================================


                                      -38-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------


======================================================================================================
                                              Operating Expense history
                                           52 Swedesford Square Building
------------------------------------------------------------------------------------------------------
 Expense Items                Actual 1995      Actual 1996    Pro Forma 1997  Appraisers' Projections
------------------------------------------------------------------------------------------------------
Real Estate Taxes               $1.16/SF          $1.17/SF        $1.11/SF          $1.02/SF
Insurance                         .31/SF            .30/SF          .23/SF            .23/SF
Utilities                        2.52/SF           1.70/SF          .79/SF            .82/SF
Repairs & Maintenance            2.27/SF           2.53/SF         2.45/SF           2.48/SF
Management & Administration       .68/SF            .85/SF          .95/SF            .96/SF
Miscellaneous                     .14/SF            .05/SF          .15/SF            .05/SF
                                ----------------------------------------------------------------------
Total Operating Expenses        $7.08/SF          $6.60/SF        $5.68/SF          $5.56/SF
======================================================================================================

======================================================================================================
                                       Comparable Operating Expenses 1996
                                            Suburban Office Buildings
                                          Philadelphia Metropolitan Area
------------------------------------------------------------------------------------------------------
Item of expense                     #1                 #2            #3                 #4
------------------------------------------------------------------------------------------------------
Real Estate Taxes               $1.32/SF          $1.29/SF        $1.33/SF          $1.27/SF
Property Insurance                .15/SF            .15/SF          .15/SF            .15/SF
Utilities*                       2.74/SF           3.09/SF         2.72/SF           2.92/SF
Maintenance                      2.25/SF           2.33/SF         2.38/SF           2.81/SF
Management                        .71/SF            .73/SF          .71/SF            .72/SF
Administration                    .06/SF            .08/SF          .07/SF            .07/SF
Miscellaneous                     .00/SF            .01/SF          .08/SF            .01/SF
                                ----------------------------------------------------------------------
Total Operating Expenses        $7.23/SF          $7.68/SF        $7.44/SF          $7.95/SF
======================================================================================================
*Of this total amount, common area utilities are estimated to be $.40/SF.

================================================================================

                                                  Income Capitalization Approach
================================================================================

      Allowance for Vacancy and Credit Loss - We have deducted 3 percent from gross revenues as a global allowance for the non-payment of rent or expenses by a lessee. Additionally, our analysis over time has incorporated a lag vacancy allowance which provides for "down time" between the expiration of an existing lease and the commencement of a new lease. The weighted average lag vacancy utilized between lease expirations in this report is three months as previously described.

      Operating Expenses - On the opposing page is a presentation of historic operating expense data for the subject property and current ownership's operating pro forma expense data. As can be seen, historic operating expenses at the subject property were $7.08 per square foot in 1995 and $6.60 per square foot in 1996. Current ownership budgets operating expenses at $5.68 per square foot for 1997. At comparable office buildings, operating expenses range from $7.23 per square foot to $7.95 per square foot on a full service basis. In the initial year of the investment holding period, we project operating expenses to be $5.57 per square foot at the subject property. Operating expenses are forecasted to increase at an average annual rate of 3.5 percent over the investment holding period.

      Other Non-Operating Expenses - As previously described herein, the weighted cost of tenant alterations is projected to be $10.45 per square foot in the initial year of the investment holding period. On a weighted average basis, leasing commissions are equal to 2.84 percent of total effective base rental income over the term as well. Reserves for replacements are stabilized at $0.10 per square foot of rentable building area. Other non-operating expenses are forecasted to increase at an average annual rate of 3.5 percent over the investment holding period.

      Terminal Capitalization Rate - At the end of the assumed investment holding period, it is our projection that the subject property would most likely be sold at the end of the 10th year of the holding period for an amount equal to what would be the next year's net operating income capitalized at an overall rate of 10.5 percent. A 10.5 percent terminal capitalization rate is utilized in this analysis as it reflects current local market levels for an asset of this type plus a premium for the risk of unforeseen events or trends over time. The 11th year's computed net operating income is employed at this point as it would be the first received by a new purchaser of the subject property. In this analysis, then, a current investor would dispose of the subject property at the end of the projected holding period for an amount equal to $25,145,500 or $191.93 per square foot of building area.

      Transaction Costs - From the projected $25,145,500 reversion to an investor in the subject property, we have deducted a total of $754,500 to account for the various transaction costs associated with the sale of an asset of this type. These costs consist of 3 percent of the total disposition price of the subject property as an allowance for transfer taxes, professional fees, and other miscellaneous expenses that the seller pays at final closing. Deducting these transaction costs from the computed reversion renders pre-tax net proceeds of sale equal to $24,391,000 to be received by an investor in the subject property at the end of the holding period.

================================================================================


                                      -39-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

      Discount Rate - Considering the locational attributes, physical traits and economic characteristics of the subject property, we believe a discount rate ranging from 11.0 percent to 12.0 percent would be appropriate for the subject property in light of the investment criteria previously presented herein. Through such a sensitivity analysis, it can be seen that the present value of the subject property varies from approximately $17,075,000 to $18,200,000. This discounting process is summarized as follows:

================================================================================
                               Investment Summary
--------------------------------------------------------------------------------
 Discount Rate  Present Worth            Unit Rate              Overall Rate
--------------------------------------------------------------------------------
   11.00%        $18,203,000           $138.94/SF                 8.93%
   11.25%        $17,911,000           $136.71/SF                 9.08%
   11.50%        $17,626,000           $134.53/SF                 9.22%
   11.75%        $17,347,000           $132.40/SF                 9.37%
   12.00%        $17,074,000           $130.32/SF                 9.52%
================================================================================

      We believe a discount rate which falls toward the upper end of the range now required in the marketplace to be appropriate in this case. Using an
      11.50 percent internal rate of return, our discounted cash flow model computes to a present worth of $17,626,000 which we round to $17,600,000 for an indication of market value for 52 East Swedesford Road via the Income Capitalization Approach. This indication of value produces an implied "going-in" overall capitalization rate of 9.24 percent based upon the initial year's net operating income of $1,625,545.

Final Conclusions

      The subject property consists of two buildings on a single parcel. Based upon these analyses, it is our conclusion that the Income Capitalization Approach indicates a total market value of THIRTY FOUR MILLION SIX HUNDRED THOUSAND DOLLARS ($34,600,000) for the entire subject property. This total value is comprised as follows:

================================================================================
                               Final Conclusions
--------------------------------------------------------------------------------
       Property                                         Indicated Market Value
--------------------------------------------------------------------------------
50 East Swedesford Road                                     $17,000,000
52 East Swedesford Road                                     $17,600,000
                                                            -----------
TOTAL                                                       $34,600,000
================================================================================

================================================================================


                                      -40-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                         RECONCILIATION AND FINAL VALUE ESTIMATE
================================================================================

      We have considered all of the traditional approaches to estimating market value of commercial real estate in our analysis. Two of the three traditional approaches were utilized, indicating the following values for the subject property:

================================================================================
       Property        Sales Comparison Approach Income  Capitalization Approach
--------------------------------------------------------------------------------
50 East Swedesford Road        $16,750,000                    $17,000,000
52 East Swedesford Road         17,350,000                     17,600,000
                       ---------------------------------------------------------
TOTAL                          $34,100,000                    $34,600,000
================================================================================

      The three traditional methods of estimating the market value of commercial real estate are not mutually exclusive approaches to deriving an estimate of most probable selling price, but are interdependent methodologies, each relying on components from at least one of the other approaches. The Sales Comparison Approach requires application of methods from the Income Capitalization Approach in order to make adjustments for differences in income that have influenced the sale price. Consideration of market data is also required for the Income Capitalization Approach in the selection and application of equity, capitalization and discount rates, and estimation of income and expenses. Consequently, it is our opinion that purchasers and sellers, at least intuitively, consider components of all approaches in the process of negotiating an acceptable price for a particular property.

      It is the Income Capitalization Approach, however, that is logically considered the most appropriate technique for estimating the value of income-producing property. Not only does this approach represent the most direct and accurate simulation of market behavior, it is the method explicitly employed by buyers and sellers in acquisition and disposition decisions. Therefore, following the implied dictum of the market, we have used an approach based primarily on projected income as the foundation for our valuation of the subject property.

      There are several additional reasons why the Sales Comparison Approach does not form the basis of our value estimate for the subject property. The quantity and quality of market information inhibits the use of the Sales Comparison Approach. Inadequacy of information regarding gross and net income, lease details and expenses of comparable sales often deters accurate and relevant adjustments of unit price indicators. Comparison at a dollar per square foot level precludes the analysis of those key factors which form the basis for projections on which the purchase decision was made.

================================================================================


                                      -41-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                         Reconciliation and Final Value Estimate
================================================================================

      In light of the above, we are of the opinion that the market value of the leased fee estate in the property, as of July 1, 1997, was:

                THIRTY-FOUR MILLION SIX HUNDRED THOUSAND DOLLARS
                                  ($34,600,000)

================================================================================
         Property                                           Concluded Value
--------------------------------------------------------------------------------
50 East Swedesford Road                                     $17,000,000
52 East Swedesford Road                                      17,600,000
                                                             ----------
TOTAL                                                       $34,600,000
================================================================================

================================================================================


                                      -42-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             ASSUMPTIONS AND LIMITING CONDITIONS
================================================================================

"Appraisal" means the appraisal report and opinion of value stated therein; or the letter opinion of value, to which these Assumptions and Limiting Conditions are annexed.

"Property" means the subject of the Appraisal.

"C&W" means Cushman & Wakefield, Inc. or its subsidiary which issued the Appraisal.

"Appraiser(s)" means the employee(s) of C&W who prepared and signed the Appraisal.

This appraisal is made subject to the following assumptions and limiting conditions:

1. No opinion is intended to be expressed and no responsibility is assumed for the legal description or for any matters which are legal in nature or require legal expertise or specialized knowledge beyond that of a real estate appraiser. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

2. The information contained in the Appraisal or upon which the Appraisal is based has been gathered from sources the Appraiser assumes to be reliable and accurate. Some of such information may have been provided by the owner of the Property. Neither the Appraiser nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, sketches, exhibits and factual matters.

3. The opinion of value is only as of the date stated in the Appraisal. Changes since that date in external and market factors or in the Property itself can significantly affect property value.

4. The Appraisal is to be used in whole and not in part. No part of the Appraisal shall be used in conjunction with any other appraisal. Publication of the Appraisal or any portion thereof without the prior written consent of C&W is prohibited. Except as may be otherwise stated in the letter of engagement, the Appraisal may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Appraisal shall be conveyed to the public through advertising, or used in any sales or promotional material without C&W's prior written consent. Reference to the Appraisal Institute or to the MAI designation is prohibited.

5. Except as may be otherwise stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.

================================================================================


                                      -43-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Assumptions and Limiting Conditions
================================================================================

6. The Appraisal assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them);
      (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Appraisal; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value estimate contained in the Appraisal is based.

7. The physical condition of the improvements considered by the Appraisal is based on visual inspection by the Appraiser or other person identified in the Appraisal. C&W assumes no responsibility for the soundness of structural members nor for the condition of mechanical equipment, plumbing or electrical components.

8. The forecasted potential gross income referred to in the Appraisal may be based on lease summaries provided by the owner or third parties. The Appraiser assumes no responsibility for the authenticity or completeness of lease information provided by others. C&W recommends that legal advice be obtained regarding the interpretation of lease provisions and the contractual rights of parties.

9. The forecasts of income and expenses are not predictions of the future. Rather, they are the Appraisers best estimates of current market thinking on future income and expenses. The Appraiser and C&W make no warranty or representation that these forecasts will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraisers task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of the Appraisal, envisages for the future in terms of rental rates, expenses, supply and demand.

10. Unless otherwise stated in the Appraisal, the existence of potentially hazardous or toxic materials which may have been used in the construction or maintenance of the improvements or may be located at or about the Property was not considered in arriving at the opinion of value. These materials (such as formaldehyde foam insulation, asbestos insulation and other potentially hazardous materials) may adversely affect the value of the Property. The Appraisers are not qualified to detect such substances. C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

11. Unless otherwise stated in the Appraisal, compliance with the requirements of the Americans With Disabilities Act of 1990 (ADA) has not been considered in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the property. C&W recommends that an expert in this field be employed.

================================================================================


                                      -44-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                      CERTIFICATION OF APPRAISAL
================================================================================

      We certify that, to the best of our knowledge and belief:

1. Paul R. Sullivan, MAI inspected the property, and John B. Rush, MAI, Manager, Valuation Advisory Services, has reviewed and approved the report and but did not inspect the property.

2.    The statements of fact contained in this report are true and correct.

3. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

4. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

5. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event. The appraisal assignment was not based on a requested minimum valuation, a specific valuation or the approval of a loan.

6. No one provided significant professional assistance to the persons signing this report.

7. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

8. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

9. As of the date of this report, Paul R. Sullivan, MAI and John B. Rush, MAI completed the requirements of the continuing education program of the Appraisal Institute.


/s/ Paul R. Sullivan
-----------------------------------------
Paul R. Sullivan, MAI
State Certified Appraiser No. GA-000351-L


/s/ John B. Rush
-----------------------------------------
John B. Rush, MAI
State Certified Appraiser No. GA-000331-L

================================================================================


                                      -45-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                         ADDENDA
================================================================================

                                  LOCATION MAP
                                    PLOT PLAN
                                   RENT ROLLS
                                 INVESTOR SURVEY
                             IMPROVED PROPERTY SALES
                           APPRAISERS' QUALIFICATIONS

================================================================================


                                      -46-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                [GRAPHIC OMITTED]



                                  Location Map

                                [GRAPHIC OMITTED]


                                   Plot Plan

                         10400 - 50 EAST SWEDESFORD ROAD
                              LEASE ABSTRACT REPORT
                                 FOR ALL TENANTS

            PRIMARY/                                             ANNUAL
           SECONDARY SQUARE  LEASE  LEASE OPTION    MINIMUM     MINIMUM  OVERAGE CEILING BREAKPOINT            PRO RATA  % OF RENT
   TENANT    CODES    FEET   BEGIN   END  #/MOS     RENT/SF       RENT      %    (000,S)   (000,S) RECOVERIES SHARE BASE SUBJ TO CPI
   ------    -----    ----   -----   ---  -----     -------       ----      -    -------   ------- ---------- ---------- -----------
# 1           --    109,800  1/96   12/05   -           14.73  1,617,354     --      --       --   OPERATING     ZERO
DECISIONONE                                       1/98  15.26  1,675,548                            EXPENSES
                                                  1/99  15.81  1,735,938
                                                  1/00  16.38  1,798,524
                                                  1/01  16.96  1,862,208
                                                  1/02  17.57  1,929,186
                                                  1/03  18.20  1,998,360
                                                  1/04  18.85  2,069,730
                                                  1/05  19.53  2,144,394
                    -------
                    109,800
                    =======

                         10401 - 52 EAST SWEDESFORD ROAD
                              LEASE ABSTRACT REPORT
                                 FOR ALL TENANTS

                     PRIMARY/                                           ANNUAL
                    SECONDARY SQUARE   LEASE LEASE OPTION   MINIMUM     MINIMUM  OVERAGE  CEILING BREAKPOINT
     TENANT           CODES    FEET    BEGIN  END  #/MOS    RENT/SF       RENT      %     (000'S)   (000'S)      RECOVERIES
     ------         --------- ------   ----- ----- ------   -------     -------  -------  ------- ----------      ----------
#  1                     -    37,466  8/95  7/00    -           11.28   422,616     -      -           -     OPERATING EXPENSES
BELL ATLANTIC NET        -                                 8/97 11.78   441,349
                                                           8/98 12.28   460,082
                                                           8/99 12.78   478,815

#  2                     -     2,464  2/96  7/00    -           11.28    27,794     -      -           -     OPERATING EXPENSES
BELL ATLANTIC NET        -                                 8/97 11.78    29,026
                                                           8/99 12.28    30,258

#  3                     -     9,663  8/96  7/00    -           11.28   108,999     -      -           -     OPERATING EXPENSES
BELL ATLANTIC NET        -                                 8/97 11.78   113,830
                                                           8/98 12.28   118,662
                                                           8/99 12.78   123,493

#  4                     -    35,968  1/96  6/03    -           14.66   527,291     -      -           -     OPERATING EXPENSES
DECISIONONE CORP         -                                 1/98 15.19   546,354
                                                           1/99 15.73   565,777
                                                           1/00 16.30   586,278
                                                           1/01 16.88   607,140
                                                           1/02 17.49   629,080
                                                           1/03 18.11   651,381

#  5                     -    45,456  4/96  7/06    -           17.66   802,753     -      -           -     OPERATING EXPENSES
VANGUARD GROUP           -                                 4/98 17.90   813,662
                                                           4/99 18.15   825,026
                                                           4/00 18.40   836,390
                                                           4/01 18.66   848,209
                                                           4/02 18.92   860,028
                                                           4/03 19.18   871,846
                                                           4/04 19.46   884,574
                                                           4/05 19.74   897,301
                             -------
                             131,017
                             =======


                     PRO RATA     % OF RENT
     TENANT         SHARE BASE   SUBJ TO CPI
     ------         ----------   -----------
#  1                   ZERO
BELL ATLANTIC NET


#  2                   ZERO
BELL ATLANTIC NET

#  3                   ZERO
BELL ATLANTIC NET


#  4                   ZERO
DECISIONONE CORP





#  5                707,492
VANGUARD GROUP

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                                   OFFICE MARKET - URBAN/CBD
------------------------------------------------------------------------------------------------------------------------------------

                              9.5%    10.0%    10.0%    10.0%    11.5%    11.5%     3.0%     3.0%     3.0%     4.0%    10.0   10.0
                              9.5%    10.0%    10.0%    10.5%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0    7.0
                              8.0%     9.0%     8.5%     8.5%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                             13.0%    13.0%      --       --     14.0%    14.0%     5.0%     5.0%     3.0%     3.0%     5.0    7.0
                              8.0%     8.0%     8.5%     8.5%    10.5%    10.5%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.3%     9.3%    10.3%    10.3%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.0%     9.0%     8.5%     9.0%    10.5%    11.5%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                             10.0%    10.0%    10.0%    10.0%    12.5%    12.5%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              9.0%     9.0%     9.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.0%     9.0%     8.0%     9.0%    10.0%    12.0%     4.0%     4.0%     4.0%     4.0%     5.0   10.0

Responses                      11       11       10       10       11       11       11       11       11       11       11     11
Average (%)                   9.2%     9.6%     9.2%     9.7%    11.7%    12.0%     3.3%     4.2%     3.4%     3.9%     8.5    9.5

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    10.0%     9.0%     9.5%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    12.0%    12.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.5%     9.5%    10.5%    10.5%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%    10.0%    10.0%    11.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                             15.0%    15.0%      --       --     20.0%    20.0%     5.0%     5.0%     3.0%     3.0%     5.0    7.0
                              9.0%    10.0%      --       --       --       --       --       --       --       --       --     --
                              9.0%    10.0%     9.0%    10.0%    12.0%    13.0%     4.0%     4.0%     4.0%     4.0%     5.0   10.0
Responses                       8        8        6        6        7        7        7        7        7        7        7      7
Average (%)                  10.0%    10.4%     9.7%    10.3%    12.8%    13.1%     3.3%     4.7%     3.5%     4.0%     8.3    9.7

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                              8.0%     9.0%     9.5%    10.0%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0    7.0
                              8.0%    10.0%     8.5%     9.0%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0     10.0   10.0
                             10.0%    10.0%    10.0%    10.0%    13.0%    13.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              9.5%     9.5%    10.5%    10.5%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             12.0%    12.0%      --       --     13.0%    13.0%     5.0%     5.0%     3.0%     3.0%     5.0    7.0
                              9.0%     9.0%     9.0%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                               --       --       --       --     12.0%    13.0%     4.0%     4.0%     4.0%     4.0      5.0   10.0
Responses                     8       8         7        7        9        9        9        9        9        9        9      9
Average (%)                   9.4%    10.0%     9.6%    10.2%    12.8%    13.5%     3.5%     4.6%     3.5%     3.9%     7.6    8.9

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             12.0%    12.0%    12.0%    12.0%    15.0%    15.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              9.8%     9.8%    10.8%    10.8%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                             14.0%    14.0%      --       --     20.0%    20.0%     5.0%     5.0%     3.0%     3.0%     5.0    7.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.0%    11.0%    14.0%    14.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     6        6        5        5        6        6        6        6        6        6        6      6
Average (%)                  10.7%    11.0%    10.5%    11.2%    14.6%    15.3%     3.2%     4.6%     3.3%     3.9%     8.0    8.8

                            --------------------------------------------------------------------------------------------------------
Total Responses              33       33       28       28       33       33       33       33       33       33       33     33
Weighted Average (%)          9.8%    10.3%     9.7%    10.3%    13.0%    13.5%     3.3%     4.6%     3.4%     3.9%     8.1    9.2
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


8 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                           OFFICE MARKET - SUBURBAN/NON - CBD
------------------------------------------------------------------------------------------------------------------------------------

                              9.5%     9.5%    10.5%    10.5%    10.5%    10.5%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.5%     8.5%     9.3%     9.3%    11.3%    11.3%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                             11.0%    11.0%      --       --     12.0%    12.0%     5.0%     3.0%     3.0%     3.0%     5.0    7.0
                              8.5%    10.0%     9.0%    10.5%    11.0%    12.5%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                              8.0%    10.0%     9.5%    10.0%    11.5%    12.0%     4.0%     6.0%     4.0%     4.0%    10.0   10.0
                             l0.0%    11.0%    10.5%    11.0%    12.0%    12.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.0%     9.0%     8.5%     8.5%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              8.0%     8.0%     8.5%     8.5%    10.5%    10.5%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.1%     9.1%    10.1%    l0.1%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.5%    10.0%     9.0%    10.5%    11.0%    11.5%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              9.0%     9.0%    10.0%    10.0%    11.5%    11.5%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              9.0%     9.0%     9.0%     9.0%    12.0%    13.0%     4.0%     7.0%     4.0%     4.0%     5.0    7.0
                              9.0%     9.0%     9.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.0%    10.0%      --       --       --       --       --       --       --       --       --
                              8.0%     9.0%     8.0%     9.0%    10.0%    12.0%     5.0%     5.0%     4.0%     4.0%     5.0   10.0
Responses                    16       16       14       14       15       15       15       15       15       15       15     15
Average (%)                   8.8%     9.5%     9.3%     9.9%    11.2%    11.6%     3.5%     4.4%     3.6%     3.8%     8.9    9.7

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                              9.5%     9.5%    10.5%    10.5%    10.5%    10.5%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.8%     8.8%     9.5%     9.5%    11.8%    11.8%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                             12.0%    12.0%      --       --     18.0%    18.0%     5.0%     3.0%     3.0%     3.0%     5.0    7.0
                             10.5%    10.5%    10.0%    10.0%    11.0%    13.0%     2.0%     2.0%     2.0%     2.0%    10.0   10.0
                              8.0%    10.0%     9.5%    10.0%    11.0%    12.0%     4.0%     6.0%     4.0%     4.0%    10.0   10.0
                              9.0%    10.0%     9.0%     9.5%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    11.0%    11.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.4%     9.4%    10.4%    10.4%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.0%    10.0%    14.0%    15.0%     4.0%     7.0%     4.0%     4.0%     5.0    7.0
                              9.0%     9.0%     9.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                             10.0%    11.0%      --       --       --       --       --       --       --       --       --     --
                             10.0%    11.0%    10.0%    11.0%    12.0%    13.0%     5.0%     5.0%     4.0%     4.0%     5.0   10.0

Responses                    13       13       11       11       12       12       12       12       12       12       12     12
Average (%)                   9.5%    10.0%     9.8%    10.2%    12.0%    12.5%     3.4%     4.5%     3.4%     3.7%     8.6    9.6

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    10.0%      --       --     13.0%    13.0%     3.0%     3.0%     3.0%     3.0%     5.0    7.0
                              8.0%    10.0%     8.5%     9.0%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                             10.0%    10.0%    10.0%    10.0%    12.5%    12.5%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              9.4%     9.4%    10.4%    10.4%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              6.0%     6.0%     9.0%     9.0%    17.0%    20.0%     4.0%     7.0%     4.0%     4.0%     5.0    7.0
                              9.0%     9.0%     9.0%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.0%    10.0%      --       --       --       --       --       --       --       --       --     --
                             12.0%    12.0%    10.0%    10.0%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     2.0    2.0

Responses                    10       10        8        8        9        9        9        9        9        9        9      9
Average (%)                   9.1%     9.7%     9.5%    10.0%    13.4%    14.3%     3.1%     4.6%     3.4%     3.8%     7.2    8.0

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%      --       --     18.0%    18.0%     3.0%     3.0%     3.0%     3.0%     5.0    7.0
                             10.5%    10.5%    10.0%    10.0%    11.0%    13.0%     2.0%     2.0%     2.0%     2.0%    10.0   10.0
                             11.0%    11.0%    11.0%    11.0%    14.0%    14.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              9.6%     9.6%    10.6%    10.6%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              6.0%     6.0%    10.0%    10.0%    20.0%    20.0%     4.0%     7.0%     4.0%     4.0%     5.0    7.0
                              9.0%     9.0%     9.0%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              9.0%    10.0%      --       --       --       --       --       --       --       --       --     --
                             12.0%    12.0%    10.0%    10.0%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     2.0    2.0

Responses                    10       10        8        8        9        9        9        9        9        9        9      9
Average (%)                   9.7%    10.0%    10.0%    10.5%    14.5%    15.2%     2.9%     4.3%     3.2%     3.6%     7.2    8.0

                            --------------------------------------------------------------------------------------------------------
Total Responses              49       49       41       41       45       45       45       45       45       45       45     45
Weighted Average (%)          9.3%     9.8%     9.7%    10.1%    12.8%    13.4%     3.2%     4.4%     3.4%     3.7%     8.0    8.8
                            --------------------------------------------------------------------------------------------------------

                                                                   AUTUMN 1996 9

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                  INDUSTRIAL MARKET - WAREHOUSE/DISTRIBUTION
------------------------------------------------------------------------------------------------------------------------------------

                              9.2%     9.2%     9.5%     9.5%    10.0%    10.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.5%     8.5%     9.3%     9.3%    11.0%    11.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              8.5%    10.0%     9.5%    10.0%    11.0%    12.0%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                              9.0%     9.0%     9.5%     9.5%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%    10.0   10.0
                              8.0%     8.0%     8.5%     8.5%    10.5%    10.5%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    11.5%    11.5%     3.3%     3.3%     3.5%     3.5%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.5%    10.0%     9.0%    10.5%    11.0%    11.5%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              9.0%     9.0%    10.0%    10.0%    11.0%    11.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              9.0%     9.0%     9.5%     9.5%    10.5%    10.5%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                    10       10       10       10       10       10       10       10       10       10       10     10
Average (%)                   8.8%     9.2%     9.4%     9.8%    10.9%    11.0%     2.9%     4.0%     3.3%     3.8%     9.8   10.1

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                              9.2%     9.2%     9.5%     9.5%    10.0%    10.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.8%     8.8%     9.5%     9.5%    11.3%    11.3%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    11.5%    11.5%     3.0%     4.0%     3.0%     4.0%    10.0   10.0
                             10.0%    10.0%    11.0%    11.0%    12.0%    12.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.8%     9.8%    10.3%    10.3%    11.5%    11.5%     3.3%     3.3%     3.5%     3.5%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     7        7        7        7        7        7        7        7        7        7        7      7
Average (%)                   9.3%     9.5%    10.0%    10.2%    11.2%    11.2%     2.8%     4.3%     3.2%     3.9%     9.7   10.1

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%    12.0%    12.0%    13.0%    13.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.8%     9.8%    10.3%    10.3%    11.5%    11.5%     3.3%     3.3%     3.5%     3.5%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    10.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     4        4        4        4        4        4        4        4        4        4        4      4
Average (%)                   9.7%     9.9%    10.4%    10.8%    11.9%    11.9%     2.4%     4.8%     3.3%     4.1%     9.5   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             12.0%    12.0%    13.0%    13.0%    14.0%    14.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    10.0%    10.5%    10.5%    11.5%    11.5%     3.3%     3.3%     3.5%     3.5%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.5%    10.5%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     4        4        4        4        4        4        4        4        4        4        4      4
Average (%)                  10.1%    10.4%    10.9%    11.3%    12.4%    12.4%     2.4%     4.8%     3.3%     4.1%     9.5   10.3

                            --------------------------------------------------------------------------------------------------------
Total Responses              25       25       25       25       25       25       25       25       25       25       25     25
Weighted Average (%)          9.5%     9.7%    10.2%    10.5%    11.6%    11.6%     2.6%     4.5%     3.2%     4.0%     9.6   10.2
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


10 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                          INDUSTRIAL MARKET - BUSINESS PARKS, OTHER INDUSTRIAL & MANUFACTURING
------------------------------------------------------------------------------------------------------------------------------------

                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    10.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    10.0   10.0
                              9.0%     9.0%      --       --     12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
Responses                     4        4        3        3        4        4        4        4        4        4        4      4
Average (%)                   8.9%     9.4%     9.7%    10.7%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.8   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.5%    10.5%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    10.0   10.0
                             10.0%    10.0%      --       --     12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     4        4        3        3        4        4        4        4        4        4        4      4
Average (%)                   9.3%     9.8%     9.8%    10.8%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.8   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.5%    10.5%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%      --       --     12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     5        5        4        4        5        5        5        5        5        5        5      5
Average (%)                   9.4%    10.0%     9.9%    10.9%    12.4%    13.2%     3.4%     4.0%     3.2%     3.8%     8.2    9.4

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.5%    10.5%    11.0%    11.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5      9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.5%    10.5%      --       --     12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
Responses                     5        5        4        4        5        5        5        5        5        5        5      5
Average (%)                   9.6%    10.2%    10.0%    11.0%    12.4%    13.2%     3.4%     4.0%     3.2%     3.8%     8.2    9.4

                            --------------------------------------------------------------------------------------------------------
Total Responses              18       18       14       14       18       18       18       18       18       18       18     18
Weighted Average(%)           9.3%     9.8%     9.8%    10.8%    12.0%    12.4%     3.3%     4.0%     3.2%     3.9%     8.5    9.8
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


                                                                  AUTUMN 1996 11

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                             RETAIL MARKET - NEIGHBORHOOD & COMMUNITY CENTERS
------------------------------------------------------------------------------------------------------------------------------------

                              9.0%    10.5%     9.5%    10.5%    11.0%    12.5%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                              9.5%    10.0%    10.0%    10.0%    12.5%    12.5%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                             10.0%    10.0%    10.5%    10.5%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0    7.0
                             10.3%    10.3%    10.8%    10.8%    13.0%    13.0%     2.0%     2.0%     4.0%     4.0%     7.0    7.0
                              9.0%     9.0%    10.0%    10.0%    10.0%    10.0%     0.0%     6.0%     2.0%     5.0%    10.0   10.0
                              9.8%     9.8%    10.3%    10.3%    11.5%    11.5%     3.8%     4.0%     4.0%     4.0%    10.0   10.0
                              9.0%    10.0%      --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              9.0%     9.0%     9.5%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0

Responses                     9        9        8        8        8        8        9        9        9        9        9      9
Average (%)                   9.3%     9.8%    10.0%    10.4%    11.9%    12.1%     2.9%     3.7%     3.4%     3.9%     8.9    9.4

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                             10.8%    10.8%    11.3%    11.3%    14.0%    14.0%     2.0%     2.0%     4.0%     4.0%     7.0    7.0
                             10.0%    10.0%    11.0%    11.0%    12.0%    12.0%     0.0%     6.0%     2.0%     5.0%    10.0   10.0
                              9.0%    10.0%      --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    11.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              9.5%    10.5%      --       --       --       --       --       --       --       --       --     --

Responses                     6        6        4        4        4        4        5        5        5        5        5      5
Average (%)                   9.5%    10.0%    10.4%    11.1%    12.3%    12.3%     2.3%     3.8%     3.3%     4.2%     9.0    9.6

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%    12.0%    12.0%    13.0%    13.0%     0.0%     6.0%     2.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%    10.0   10.0
                              9.0%    10.0%      --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%     9.5%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              9.0%    10.0%                        --       --       --       --       --       --       --     --
                             11.0%    11.0%     9.5%     9.5%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     3.0    3.0

Responses                     7        7        5        5        5        5        6        6        6        6        6      6
Average (%)                   9.7%    10.3%    10.1%    10.7%    13.8%    14.6%     2.8%     4.0%     3.1%     3.8%     8.5    9.0

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             13.0%    13.0%    14.0%    14.0%    14.0%    14.0%     0.0%     6.0%     2.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%    10.0   10.0
                              9.0%    10.0%      --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.0%    11.0%    14.0%    14.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                             11.0%    11.0%    10.5%    10.5%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     3.0    3.0

Responses                     6        6        5        5        5        5        6        6        6        6        6      6
Average (%)                  10.3%    10.8%    10.8%    11.5%    14.2%    15.0%     2.8%     4.0%     3.1%     3.8%     8.5    9.0

                            --------------------------------------------------------------------------------------------------------
Total Responses              28       28       22       22       22       22        26       26       26       26       26     26
Weighted Average (%)          9.7%    10.2%    10.3%    10.9%    13.0%    13.5%     2.7%     3.9%     3.2%     4.0%     8.7    9.3
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


12 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                   RETAIL MARKET - POWER CENTERS & "BIG BOX"
------------------------------------------------------------------------------------------------------------------------------------

                              9.0%     9.0%     9.5%     9.5%    11.0%    11.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                             10.0%    10.0%     9.5%     9.5%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0   10.0
                             10.5%    10.5%    10.5%    10.5%    11.0%    12.0%     2.0%     2.0%     3.0%     3.0%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    11.4%    11.4%     3.8%     3.8%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%     9.5%    10.0%    11.0%    11.5%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              9.3%     9.3%     9.5%    10.0%    10.5%    10.5%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              9.0%     9.0%      --       --       --       --       --       --       --       --       --     --
                              9.0%     9.5%     9.5%    10.0%    11.0%    11.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0

Responses                     9        9        8        8        8        8        8        8        8        8        8      8
Average (%)                   9.4%     9.5%     9.7%    10.1%    11.5%    11.7%     3.3%     3.5%     3.4%     3.7%     9.1   10.1

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                             10.8%    10.8%    10.8%    10.8%    11.0%    12.0%     2.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     3        3        3        3        3        3        3        3        3        3        3      3
Average (%)                   9.8%    10.1%    10.1%    10.6%    11.0%    11.3%     2.8%     3.7%     3.2%     3.7%     9.3   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.8%    10.8%    10.8%    10.8%    12.0%    12.0%     2.0%     2.0%     3.0%     3.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     3        3        3        3        3        3        3        3        3        3        3      3
Average (%)                   9.6%     9.9%    10.1%    10.6%    12.0%    12.0%     2.8%     3.3%     3.2%     3.7%     9.3   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%    10.8%    10.8%    12.0%    12.0%     2.0%     2.0%     3.0%     3.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                               --       --       --       --     15.0%    15.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     2        2        2        2        3        3        3        3        3        3        3      3
Average (%)                   9.8%    10.3%    10.1%    10.9%    12.7%    12.7%     2.8%     3.3%     3.2%     3.7%     9.3   10.3

                            --------------------------------------------------------------------------------------------------------
Total Responses              17       17       16       16       17       17       17       17       17       17       17     17
Weighted Average (%)          9.6%     9.9%    10.0%    10.5%    11.8%    11.9%     2.9%     3.5%     3.2%     3.7%     9.3   10.3
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


                                                                  AUTUMN 1996 13

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                               RETAIL MARKET - REGIONAL MALLS
------------------------------------------------------------------------------------------------------------------------------------

                              7.5%     7.5%     8.0%     8.0%    11.3%    11.3%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              9.0%     9.0%     9.0%     9.0%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0    5.0
                              7.5%     7.5%     7.8%     7.8%    12.0%    12.0%     1.5%     2.0%     3.0%     3.0%    10.0   10.0
                              7.0%     8.0%     8.0%     8.0%    10.5%    11.5%     0.0%     4.0%     3.0%     4.0%    10.0   10.0
                              9.0%      --       --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.0%     8.0%     8.0%     9.0%    10.5%    11.0%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              8.0%     8.0%     8.5%     8.5%    11.0%    11.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              7.8%     8.0%     8.3%     8.5%    11.0%    12.0%     2.5%     3.0%     2.5%     3.0%    10.0   10.0
                              7.0%     8.0%     7.0%     8.0%    10.0%    11.0%     4.0%     4.0%     4.0%     4.0%     5.0   10.0

Responses                    10        9        9        9        9        9       10       10       10       10       10     10
Average (%)                   7.9%     8.2%     8.2%     8.6%    11.4%    11.8%     3.0%     3.6%     3.5%     3.8%     9.1    9.6

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    10.0%    10.0%    10.0%    17.0%    17.0%     4.0%     4.0%     4.0%     4.0%     5.0    5.0
                              9.0%     9.0%     9.0%     9.0%    13.5%    13.5%     2.0%     2.0%     4.0%     4.0%     7.0    7.0
                              9.0%    10.0%    10.0%    10.0%    12.0%    14.0%     0.0%     4.0%     3.0%     4.0%    10.0   10.0
                             10.0%      --       --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0

Responses                     5        4        4        4        4        4        5        5        5        5        5      5
Average (%)                   9.3%     9.6%     9.6%    10.0%    13.4%    13.9%     2.5%     3.4%     3.7%     4.0%     8.6    8.6

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    10.0%    10.0%    10.0%    18.0%    18.0%     4.0%     4.0%     4.0%     4.0%     5.0    5.0
                             11.0%    11.0%    11.0%    11.0%    13.0%    14.0%     0.0%     4.0%     3.0%     4.0%    10.0   10.0
                              9.0%      --       --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.0%     8.5%     8.5%     9.0%    11.5%    12.5%     2.5%     3.0%     2.5%     3.0%    10.0   10.0

Responses                     5        4        4        4        4        4        5        5        5        5        5      5
Average (%)                   9.3%     9.8%     9.8%    10.3%    13.4%    13.9%     2.6%     3.6%     3.4%     3.8%     9.2    9.2

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%    11.0%    11.0%    20.0%    20.0%     4.0%     4.0%     4.0%     4.0%     5.0    5.0
                             12.5%    12.5%    12.0%    12.0%    14.0%    15.0%     0.0%     4.0%     3.0%     4.0%    10.0   10.0
                             10.0%      --       --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.5%     9.0%     9.3%     9.8%    12.0%    13.0%     2.5%     3.0%     2.5%     3.0%    10.0   10.0
                             13.0%    13.0%    11.0%    11.0%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     3.0    3.0

Responses                     6        5        5        5        5        5        6        6        6        6        6      6
Average (%)                  10.6%    11.0%    10.6%    11.0%    14.6%    15.0%     2.7%     3.5%     3.3%     3.7%     8.2    8.2

                            --------------------------------------------------------------------------------------------------------
Total Responses              26       22       22       22       22       22       26       26       26       26       26     26
Weighted Average (%)          9.3%     9.6%     9.5%    10.0%    13.2%    13.6%     2.7%     3.5%     3.5%     3.8%     8.8    8.9
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


14 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                                     RESIDENTIAL - APARTMENTS
------------------------------------------------------------------------------------------------------------------------------------

                              8.5%    10.0%     9.0%    10.5%      --       --       --       --      3.5%     3.5%     1.0    1.0
                              8.5%     9.0%     9.0%     9.0%    11.0%    11.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              9.8%     9.8%    10.0%    10.0%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0    7.0
                              8.3%     9.0%     9.0%     9.5%    10.5%    11.5%     3.0%     4.0%     3.0%     4.0%    10.0   10.0
                              7.5%     8.5%     8.0%     9.0%    10.0%    11.0%     0.0%     5.0%     3.0%     5.0%    10.0   10.0
                              8.8%     8.8%     9.0%     9.0%    11.3%    11.3%     3.8%     4.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.5%     9.0%     9.0%     9.5%    10.0%    11.5%     3.0%     4.0%     3.0%     3.0%    10.0   10.0
                              8.5%     9.0%     8.5%     9.0%      --       --      3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              8.8%     9.0%     9.0%     9.5%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                    10       10       10       10        8        8        9        9       10       l0       l0     10
Average (%)                   8.6%     9.2%     9.0%     9.6%    11.2%    11.7%     2.9%     3.9%     3.3%     3.8%     8.4    8.9

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                              9.0%     9.5%     9.5%    10.0%    11.0%    12.0%     3.0%     4.0%     3.0%     4.0%    10.0   10.0
                              9.0%    10.0%    10.0%    10.0%    11.0%    12.5%     0.0%     5.0%     3.0%     5.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.0%    10.0%    10.0%    10.5%    10.5%    12.0%     3.0%     4.0%     3.0%     3.0%    10.0   10.0
                              9.0%     9.5%     9.5%    10.0%    11.5%    11.5%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     5        5        5        5        5        5        5        5        5        5        5      5
Average (%)                   8.9%     9.7%     9.7%    10.3%    11.0%    11.8%     2.5%     4.2%     3.1%     4.0%     9.6   10.2

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    11.0%    11.0%    11.0%    12.5%    13.5%     0.0%     5.0%     3.0%     5.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.0%     8.0%     9.0%     9.0%    11.0%    12.0%     4.0%     6.0%     3.0%     3.0%     3.0    5.0
                              9.0%     9.0%     9.5%    10.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     4        4        4        4        4        4        4        4        4        4        4      4
Average (%)                   8.9%     9.4%     9.8%    10.3%    11.6%    12.1%     2.6%     4.8%     3.1%     4.0%     7.8    9.0

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             12.0%    13.0%    13.0%    13.0%    13.0%    15.0%     0.0%     5.0%     3.0%     5.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.0%     8.0%    10.0%    10.0%    11.0%    13.0%     4.0%     6.0%     3.0%     3.0%     3.0    5.0
                              9.5%    10.0%    10.0%    11.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                      4        4        4        4        4        4        4        4        4        4        4      4
Average (%)                   9.5%    10.1%    10.6%    11.3%    12.0%    13.0%     2.6%     4.8%     3.1%     4.0%     7.8    9.0

Total Responses              23       23       23       23       21       21       22       22       23       23       23     23
Weighted Average (%)          9.0%     9.6%     9.8%    10.4%    11.5%    12.1%     2.7%     4.4%     3.2%     4.0%     8.4    9.3

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


                                                                  AUTUMN 1996 15

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
OFFICE                                                                                                 SUMMARY OF WEIGHTED AVERAGE
------------------------------------------------------------------------------------------------------------------------------------

Urban/CBD                     9.8%    10.3%     9.7%    10.3%    13.0%    13.5%     3.3%     4.6%     3.4%     3.9%     8.1    9.2

   Class A - Leased Asset     9.2%     9.6%     9.2%     9.7%    11.7%    12.0%     3.3%     4.2%     3.4%     3.9%     8.5    9.5
   Class B - Leased Asset    10.0%    10.4%     9.7%    10.3%    12.8%    13.1%     3.3%     4.7%     3.5%     4.0%     8.3    9.7
   Class A - Value Added      9.4%    10.0%     9.6%    10.2%    12.8%    13.5%     3.5%     4.6%     3.5%     3.9      7.6    8.9
   Class B - Value Added     10.7%    11.0%    10.5%    11.2%    14.6%    15.3%     3.2%     4.8%     3.3%     3.9%     8.0    8.8

Suburban                      9.3%     9.8%     9.7%    10.1%    12.8%    13.4%     3.2%     4.4%     3.4%     3.7%     8.0    8.8

   Class A - Leased Asset     8.8%     9.5%     9.3%     9.9%    11.2%    11.6%     3.5%     4.4%     3.6%     3.8%     8.9    9.7
   Class B - Leased Asset     9.5%    10.0%     9.8%    10.2%    12.0%    12.5%     3.4%     4.5%     3.4%     3.7%     8.6    9.6
   Class A - Value Added      9.1%     9.7%     9.5%    10.0%    13.4%    14.3%     3.1%     4.6%     3.4%     3.8%     7.2    8.0
   Class B - Value Added      9.7%    10.0%    10.0%    10.5%    14.5%    15.2%     2.9%     4.3%     3.2%     3.6%     7.2    8.0

------------------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL
------------------------------------------------------------------------------------------------------------------------------------

Warehouse/Distribution        9.5%     9.7%    10.2%    10.5%    11.6%    11.6%     2.6%     4.5%     3.2%     4.0%     9.6   10.2

   Class A - Leased Asset     8.8%     9.2%     9.4%     9.8%    10.9%    11.0%     2.9%     4.0%     3.3%     3.8%     9.8   10.1
   Class B - Leased Asset     9.3%     9.5%    10.0%    10.2%    11.2%    11.2%     2.8%     4.3%     3.2%     3.9%     9.7   10.1
   Class A - Value Added      9.7%     9.9%    10.4%    10.8%    11.9%    11.9%     2.4%     4.8%     3.3%     4.1%     9.5   10.3
   Class 8 - Value Added     10.1%    10.4%    10.9%    11.3%    12.4%    12.4%     2.4%     4.8%     3.3%     4.1%     9.5   10.3

Business Parks                9.4%     9.9%    10.0%    10.8%    12.3%    12.9%     3.4%     4.0%     3.2%     3.8%     8.3    9.6

   Class A - Leased Asset     9.0%     9.5%     9.8%    10.5%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     9.0   10.5
   Class B - Leased Asset     9.3%     9.8%    10.0%    10.8%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     9.0   10.5
   Class A - Value Added      9.5%    10.2%    10.0%    10.8%    13.0%    14.3%     3.5%     4.0%     3.2%     3.7%     7.7    8.7
   Class B - Value Added      9.7%    10.3%    10.2%    11.0%    13.0%    14.3%     3.5%     4.0%     3.2%     3.7%     7.7    8.7

0ther Industrial/
  Manufacturing               9.2%     9.7%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.8   10.3

   Class A - Leased Asset     8.8%     9.3%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.5   10.0
   Class B - Leased Asset     9.3%     9.8%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.5   10.0
   Class A - Value Added      9.3%     9.8%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     9.0   10.5
   Class B - Value Added      9.5%    10.0%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     9.0   10.5

------------------------------------------------------------------------------------------------------------------------------------
RETAIL
------------------------------------------------------------------------------------------------------------------------------------

Neighborhood & Community
  Centers                     9.7%    10.2%    10.3%    10.9%    13.0%    13.5%     2.7%     3.9%     3.2%     4.0%     8.7    9.3

   Class A - Leased Asset     9.3%     9.8%    10.0%    10.4%    11.9%    12.1%     2.9%     3.7%     3.4%     3.9%     8.9    9.4
   Class B - Leased Asset     9.5%    10.0%    10.4%    11.1%    12.3%    12.3%     2.3%     3.8%     3.3%     4.2%     9.0    9.6
   Class A -  Value Added     9.7%    10.3%    10.1%    10.7%    13.8%    14.6%     2.8%     4.0%     3.1%     3.8%     8.5    9.0
   Class B - Value Added     10.3%    10.8%    10.8%    11.5%    14.2%    15.0%     2.8%     4.0%     3.1%     3.8%     8.5    9.0

Power Center & "Big Box"      9.6%     9.9%    10.0%    10.5%    11.8%    11.9%     2.9%     3.5%     3.2%     3.7%     9.3   10.3

   Class A - Leased Asset     9.4%     9.5%     9.7%    10.1%    11.5%    11.7%     3.3%     3.5%     3.4%     3.7%     9.1   10.1
   Class B - Leased Asset     9.8%    10.1%    10.1%    10.6%    11.0%    11.3%     2.8%     3.7%     3.2%     3.7%     9.3   10.3
   Class A - Value Added      9.6%     9.9%    10.1%    10.6%    12.0%    12.0%     2.8%     3.3%     3.2%     3.7%     9.3   10.3
   Class B - Value Added      9.8%    10.3%    10.1%    10.9%    12.7%    12.7%     2.8%     3.3      3.2%     3.7%     9.3   10.3

Regional Malls                9.3%     9.6%     9.5%    10.0%    13.2%    13.6%     2.7%     3.5%     3.5%     3.8%     8.8    8.9

   Class A - Leased Asset     7.9%     8.2%     8.2%     8.6%    11.4%    11.8%     3.0%     3.6%     3.5%     3.8%     9.1    9.6
   Class B - Leased Asset     9.3%     9.6%     9.6%    10.0%    13.4%    13.9%     2.5%     3.4%     3.7%     4.0%     8.6    8.6
   Class A - Value Added      9.3%     9.8%     9.8%    10.3%    13.4%    13.9%     2.6%     3.6%     3.4%     3.8%     9.2    9.2
   Class B - Value Added     10.6%    11.0%    10.6%    11.0%    14.6%    15.0%     2.7%     3.5%     3.3%     3.7%     8.2    8.2

Specialty Retail              9.5%    10.5%    10.8%    11.5%    12.0%    12.6      1.9%     4.0%     3.3%     4.0%    10.0   10.5

   Class A - Leased Asset     8.2%     9.0%     8.8%     9.7%    10.7%    11.3%     2.5%     4.0%     3.5%     4.0%     8.7   10.3
   Class B - Leased Asset     9.3%    10.3%    10.8%    11.5%    11.5%    12.5%     1.8%     4.0%     3.3%     4.0%    10.5   10.5
   Class A - Value Added     10.0%    11.0%    11.3%    12.0%    12.5%    13.0%     1.8%     4.0%     3.3%     4.0%    10.5   10.5
   Class B - Value Added     10.8%    11.8%    12.3%    13.0%    13.5%    13.5%     1.8%     4.0%     3.3%     4.0%    10.5   10.5

------------------------------------------------------------------------------------------------------------------------------------
RESIDENTIAL
------------------------------------------------------------------------------------------------------------------------------------

Apartments                    9.0%     9.6%     9.8%    10.4%    11.5%    12.1%     2.7%     4.4%     3.2%     4.0%     8.4    9.3

   Class A - Leased Asset     8.6%     9.2%     9.0%     9.6%    11.2%    11.7%     2.9%     3.9%     3.3%     3.8%     8.4    8.9
   Class B - Leased Asset     8.9%     9.7%     9.7%    10.3%    11.0%    11.8%     2.5%     4.2%     3.1%     4.0%     9.6   10.2
   Class A - Value Added      8.9%     9.4%     9.8%    10.3%    11.6%    12.1%     2.6%     4.8%     3.1%     4.0%     7.8    9.0
   Class B - Value Added      9.5%    10.1%    10.6%    11.3%    12.0%    13.0%     2.6%     4.8%     3.1%     4.0%     7.8    9.0


16 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                       Single-Tenant NNN Leased Properties
                          (Excludes "Bondable" Leases)

                         Minimum No.  Going-In Cap Rate  Internal Rate of Return
                          of Years     Low       High       Low        High

Investment Grade Tenant
--------------------------------------------------------------------------------
                             4.0        9.0%      9.0%      10.0%      12.0%
                      ----------------------------------------------------------
                            10.0        8.0       9.0       10.5       11.5
                      ----------------------------------------------------------
                             5.0       10.5      10.5       13.0       13.0
                      ----------------------------------------------------------
                            10.0        9.0      10.5       13.0       15.0
                      ----------------------------------------------------------
                            10.0        8.5       9.0       10.5       12.0
                      ----------------------------------------------------------
                            10.0        9.5      10.0       10.5       11.5
                      ----------------------------------------------------------
                            10.0        8.5      11.0       10.8       12.0
                      ----------------------------------------------------------
                            10.0        9.5       9.5       11.0       11.0
                      ----------------------------------------------------------
                            20.0        9.0       9.0        N/A        N/A
                      ----------------------------------------------------------
                            10.0        8.0      10.0        N/A        N/A
--------------------------------------------------------------------------------
Responses                   10.0       10.0      10.0        8.0        8.0
Average                      9.9        9.0%      9.8%      11.2%      12.3%


Non-Investment Grade
  Tenant
--------------------------------------------------------------------------------
                             4.0        9.5%      9.5%      10.5%      13.0%
                      ----------------------------------------------------------
                            10.0        9.0      10.0       11.5       12.5
                      ----------------------------------------------------------
                             5.0       13.0      13.0       15.0       15.0
                      ----------------------------------------------------------
                            10.0       10.0      12.0       17.0       20.0
                      ----------------------------------------------------------
                            10.0        9.0      10.0       11.0       13.0
                      ----------------------------------------------------------
                            10.0       11.0      12.0       13.0       15.0
                      ----------------------------------------------------------
                            10.0       10.5      10.5       13.0       13.0
                      ----------------------------------------------------------
                            20.0       11.0      11.0       N/A        N/A
                      ----------------------------------------------------------
                            10.0       10.0      12.5       N/A        N/A
                      ----------------------------------------------------------
Responses                    9.0        9.0       9.0        7.0        7.0
Average                      9.9       10.3%     11.2%      13.0%      14.5%


                                                                  AUTUMN 1996 17

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                CAPITALIZATION RATES BLENDED INTERNAL EQUITY INTERNAL     GROWTH RATES    TYPICAL PROJECTION MANAGEMENT RESERVES FOR
                GOING-IN    TERMINAL   RATE OF RETURN RATE OF RETURN  INCOME      EXPENSES   PERIOD (YEARS)   FEES*     REPLACEMENT*
              ----------------------------------------------------------------------------------------------------------------------
               LOW   HIGH  LOW    HIGH   LOW    HIGH   LOW    HIGH  LOW   HIGH   LOW    HIGH   LOW   HIGH  LOW    HIGH  LOW   HIGH
              ----------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
LUXURY
------------------------------------------------------------------------------------------------------------------------------------

               8.0%  8.0% 10.0%  10.0%  18.0%  18.0%  25.0%  25.0%  4.0%  4.0%   5.0%   5.0%   5.0   5.0   3.0%   3.0%  5.0%  5.0%
               7.0%  7.0% 10.0%  10.0%  15.0%  15.0%  20.0%  20.0%  7.0%  7.0%   4.0%   4.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
               6.0%  9.5% 10.0%  10.0%  12.0%  15.0%  15.0%  18.0%  3.0%  3.0%   3.0%   3.0%   5.0   5.0   2.0%   4.0%  4.0%  4.0%
               8.0% 11.0%  8.5%  12.0%  13.0%  15.0%  20.0%  20.0%  3.5%  3.5%   3.5%   3.5%   7.0  10.0   3.0%   3.0%  4.0%  4.0%
               9.5%  9.5% 10.5%  10.5%  15.0%  15.0%  18.0%  18.0%  4.5%  4.5%   4.0%   4.0%  10.0  10.0   3.5%   3.5%  4.0%  4.0%
               --    --   11.0%  13.0%  15.0%  15.0%  18.0%  18.0%  4.0%  4.0%   4.0%   4.0%  10.0  10.0   3.0%   3.0%  4.0%  4.0%
               6.0%  8.0% 10.0%  12.0%  13.0%  14.0%  20.0%  22.0%  3.0%  4.0%   3.0%   4.0%   5.0   5.0   2.0%   3.0%  4.0%  5.0%
               8.0% 12.0%  8.0%  10.0%  15.0%  15.0%  20.0%  20.0%  4.0%  4.0%   4.0%   4.0%   5.0   5.0   3.0%   4.0%  4.0%  5.0%

Responses      7     7     8      8      8      8      8      8     8     8      8      8      8     8     8      8     8     8
Average (%)    7.5%  9.3%  9.8%  10.9%  14.5%  15.3%  19.5%  20.1%  4.1%  4.3%   3.8%   3.9%   6.5   6.9   2.8%   3.3%  4.1%  4.4%

------------------------------------------------------------------------------------------------------------------------------------
FIRST CLASS
------------------------------------------------------------------------------------------------------------------------------------

               9.0%  9.0% 11.0%  11.0%  12.0%  12.0%  20.0%  20.0%  4.0%  4.0%   5.0%   5.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
              10.0% 10.0% 10.0%  10.0%  --     --     13.0%  13.0%  3.0%  3.0%   3.0%   3.0%  10.0  10.0   3.0%   3.0%  4.0%  5.0%
               9.0%  9.0% 11.0%  11.0%  14.0%  14.0%  18.0%  18.0%  6.0%  6.0%   4.0%   4.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
               9.5% 11.0% 11.0%  11.0%  15.0%  20.0%  18.0%  22.0%  3.0%  3.0%   2.0%   2.0%   5.0   5.0   2.0%   3.0%  4.0%  4.0%
              10.0% 12.0% 10.5%  13.0%  13.0%  15.0%  20.0%  20.0%  3.5%  3.5%   3.5%   3.5%   7.0  10.0   3.0%   3.0%  4.0%  4.0%
               7.0%  9.0% 10.0%  11.0%  11.5%  12.0%  14.0%  16.0%  4.0%  5.0%   3.0%   4.0%   5.0   5.0   2.5%   2.5%  5.0%  5.0%
               9.5%  9.5% 10.5%  10.5%  15.0%  15.0%  18.0%  18.0%  4.5%  4.5%   4.0%   4.0%  10.0  10.0   3.5%   3.5%  4.0%  4.0%
               9.0%  9.0% 10.5%  10.5%  21.0%  21.0%  14.0%  14.0%  4.0%  4.0%   3.0%   3.0%   7.0   7.0   3.0%   3.0%  4.0%  4.0%
              10.0% 12.0% 11.0%  11.0%  --     --     --     --     3.5%  3.5%   3.5%   3.5%   5.0  10.0   2.0%   3.0%  4.0%  4.0%
              10.0% 10.0%  9.0%   9.5%  19.0%  19.0%  15.0%  15.0%  8.0%  8.0%   6.0%   6.0%  --    --     2.5%   2.5%  4.0%  4.0%
              10.0% 13.0% 12.0%  13.0%  25.0%  25.0%  20.0%  20.0%  3.5%  4.0%   3.5%   4.0%   5.0   5.0   3.5%   3.5%  4.0%  4.0%
              10.5% 10.5% 10.5%  10.5%  13.5%  13.5%  --     --     3.5%  3.5%   3.5%   3.5%  10.0  10.0   3.0%   3.0%  5.0%  5.0%
               8.0% 12.0%  8.0%  10.0%  15.0%  15.0%  20.0%  20.0%  4.0%  4.0%   4.0%   4.0%   5.0   5.0   3.0%   4.0%  4.0%  5.0%
Responses     13    13    13     13     11     11     11     11    13    13     13     13     12    12    13     13    13    13
Average (%)    9.3% 10.5% 10.4%  10.9%  15.8%  16.5%  17.3%  17.8%  4.2%  4.3%  3.7%   3.8%   6.6   7.3   2.8%   3.1%   4.2%  4.3%

------------------------------------------------------------------------------------------------------------------------------------
MID-RATE
------------------------------------------------------------------------------------------------------------------------------------

              10.0% 10.0% 12.0%  12.0%  15.0%  15.0%  18.0%  18.0%  4.0%  4.0%   5.0%   5.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
              11.0% 11.0% 11.0%  11.0%  13.0%  13.0%  17.0%  17.0%  6.0%  6.0%   4.0%   4.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
               9.5% 11.0% 11.0%  11.0%  15.0%  18.0%  17.0%  20.0%  3.0%  3.0%   2.0%   2.0%   5.0   5.0   2.0%   3.0%  4.0%  4.0%
              10.0% 12.0% 10.5%  13.0%  13.0%  15.0%  20.0%  20.0%  3.5%  3.5%   3.5%   3.5%   7.0  10.0   3.0%   3.0%  4.0%  4.0%
               9.5%  9.5% 10.5%  10.5%  15.0%  15.0%  18.0%  18.0%  4.5%  4.5%   4.0%   4.0%  10.0  10.0   3.5%   3.5%  4.0%  4.0%
Responses      5     5     5      5      5      5      5      5     5     5      5      5      5     5     5      5     5     5
Average (%)   10.0% 10.7% 11.0%  11.5%  14.2%  15.2%  18.0%  18.6%  4.2%  4.2%   3.7%   3.7%   6.4   7.0   2.9%   3.1%  4.0%  4.0%


              ----------------------------------------------------------------------------------------------------------------------
Total
Responses     25    25    26     26     24     24     24     24    26    26     26     26     25    25    26     26    26    26
Weighted
Average (%)    8.9% 10.1% 10.4%  11.1%  14.8%  15.7%  18.3%  18.8%  4.2%  4.3%   3.7%   3.8%   6.5   7.0   2.9%   3.2%  4.1%  4.2%
              ----------------------------------------------------------------------------------------------------------------------

      *as percent of total revenues


18 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                CAPITALIZATION RATES BLENDED INTERNAL EQUITY INTERNAL     GROWTH RATES    TYPICAL PROJECTION MANAGEMENT RESERVES FOR
                GOING-IN    TERMINAL   RATE OF RETURN RATE OF RETURN  INCOME      EXPENSES   PERIOD (YEARS)   FEES*     REPLACEMENT*
              ----------------------------------------------------------------------------------------------------------------------
               LOW   HIGH  LOW    HIGH   LOW    HIGH   LOW    HIGH  LOW   HIGH   LOW    HIGH   LOW   HIGH  LOW    HIGH  LOW   HIGH
              ----------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
MID-RATE                                                                                                    HOTEL - LIMITED SERVICE
------------------------------------------------------------------------------------------------------------------------------------

              10.0% 10.0% 12.0%  12.0%  15.0%  15.0%  15.0%  15.0%  4.0%  4.0%   5.0%   5.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
              12.0% 12.0% 12.0%  12.0%  13.0%  13.0%  17.0%  17.0%  3.0%  3.0%   4.0%   4.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
               8.0% 10.0% 10.0%  10.0%  12.0%  15.0%  14.0%  16.0%  3.0%  3.0%   2.0%   2.0%   5.0   5.0   3.0%   4.0%  4.0%  5.0%
              11.0% 13.0% 11.5%  14.0%  13.0%  15.0%  20.0%  20.0%  3.5%  3.5%   3.5%   3.5%   7.0  10.0   3.0%   3.0%  4.0%  4.0%
              11.0% 11.0% 11.8%  11.8%  16.0%  16.0%  19.0%  19.0%  4.0%  4.0%   4.0%   4.0%  10.0  10.0   4.0%   4.0%  4.5%  4.5%
              10.0% 13.0% 12.0%  13.0%  25.0%  25.0%  20.0%  20.0%  3.5%  4.0%   3.5%   4.0%   5.0   5.0   4.0%   4.0%  5.0%  5.0%

Responses      6     6     6      6      6      6      6      6     6     6      6      6      6     6     6      6     6     6
Average (%)   10.3% 11.5% 11.5%  12.1%  15.7%  16.5%  17.5%  17.8%  3.5%  3.6%   3.7%   3.8%   6.2   6.7   3.3%   3.5%  4.3%  4.4%

------------------------------------------------------------------------------------------------------------------------------------
ECONOMY
------------------------------------------------------------------------------------------------------------------------------------

              10.0% 10.0% 12.0%  12.0%  15.0%  15.0%  15.0%  15.0%  4.0%  4.0%   5.0%   5.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
              13.0% 13.0% 13.0%  13.0%  13.0%  13.0%  17.0%  17.0%  3.0%  3.0%   4.0%   4.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
               9.0% 11.0% 10.0%  10.0%  12.0%  15.0%  14.0%  16.0%  3.0%  3.0%   3.0%   3.0%   5.0   5.0   4.0%   5.0%  5.0%  5.0%
              11.0% 13.0% 11.5%  14.0%  13.0%  15.0%  20.0%  20.0%  3.5%  3.5%   3.5%   3.5%   7.0  10.0   3.0%   3.0%  4.0%  4.0%
              11.0% 11.0% 11.8%  11.8%  16.0%  16.0%  19.0%  19.0%  4.0%  4.0%   4.0%   4.0%  10.0  10.0   4.0%   4.0%  4.5%  4.5%

Responses      5     5     5      5      5      5      5      5     5     5      5      5      5     5     5      5     5     5
Average (%)   10.8% 11.6% 11.7%  12.2%  13.8%  14.8%  17.0%  17.4%  3.5%  3.5%   3.9%   3.9%   6.4   7.0   3.4%   3.6%  4.3%  4.3%

Total
Responses     11    11    11     11     11     11     11     11    11    11     11     11     11    11    11     11    11    11
Weighted
Average(%)    10.6% 11.6% 11.6%  12.1%  14.7%  15.7%  17.3%  17.6%  3.5%  3.5%   3.8%   3.8%   6.3   6.8   3.4%   3.6%  4.3%  4.4%

      *as percent of total revenues


                                                                  AUTUMN 1996 19

                                                            OFFICE BUILDING SALE
================================================================================

I-1                                                Sale

Building Name:                                     280 King of Prussia Road

Location:                                          280 King of Prussia Road
                                                   Radnor Twp., Delaware, PA

Parcel Number:                                     15-026-000

Grantor:                                           Radnor Blue Devils Assoc.

Grantee:                                           Wyeth Laboratories, Inc.

Date of Sale:                                      01/16/96

Recording Data:                                    Deed Book 1435 Page 320

Physical Description:

  Land Area:                                       6.70 Acres
  Gross Building Area:                             65,000 Square Feet
  Net Rentable Area:                               65,000 Square Feet
  Year Built:                                      1981
  Occupancy at Sale:                               100 %
  Parking:                                         Surface parking for 262 cars
  Quality:                                         Average
  Construction:                                    Brick & steel
  Zoning:                                          Office
  Stories:                                         3

Sale Price:                                        $8,400,000

Terms of Sale:                                     Cash to seller

Sale Price/Square Foot (GSF):                      $129.23

Sale Price/Square Foot (RSF):                      $129.23

COMMENTS:

      280 King of Prussia Road is a three story, brick and steel frame office building situated on an approximate 6.7 acre site. Constructed in 1981, the building was considered in average condition at the time of sale.

      The buyer, Wyeth Laboratories, was a tenant in the building at the time of sale. Wyeth was considered motivated to acquire the building due to its extensive presence in the Radnor area and occupies two contiguous

                                                            OFFICE BUILDING SALE
================================================================================

I-1 Continued
  buildings.

Confirmation Data:
  By:                                             BROKER

                                                            OFFICE BUILDING SALE
================================================================================

I-2                                      Sale

Building Name:                           150 Monument Road

Location:                                150 Monument Road
                                         Bala Cynwyd
                                         Lower Merion Twp., Montgomery, PA

Parcel Number:                           40-002H-1 12

Grantor:                                 Monument Development Assoc.

Grantee:                                 Monument Road, Inc. (RREEF)

Date of Sale:                            08/08/96

Recording Data:                          Book 5157, Page 1860

Physical Description:

 Land Area:                              7.74 Acres
 Gross Building Area:                    149,000 Square Feet
 Net Rentable Area:                      133,166 Square Feet
 Year Built:                             1981
 Occupancy at Sale:                      94 %
 Parking:                                Surface for 481 cars
 Quality:                                Average
 Construction:                           Masonry and steel
 Zoning:                                 Residential w/ variance
 Stories:                                6

Sale Price:                              $15,000,000

Terms of Sale:                           Cash to seller.

Economic Indicators:
 Net Operating Income:                   $1,645,000            Buyer's Proforma
 Net Cash Flow:                          $1,429,000            Buyer's Proforma

Appraisal Indicators:
 Overall Rate (OAR):                     10.97%

Sale Price/Square Foot (GSF):            $100.67

Sale Price/Square Foot (RSF):            $112.64

COMMENTS:
  150 Monument Road is a six story, multi-tenant office

                                                            OFFICE BUILDING SALE
================================================================================



1-2 Continued

building located in the Bala Cynwyd section of suburban Philadelphia, approximately five miles to Center City and in close proximity to 1-76.

      The buyer projects strong rental growth in this market due to constrained supply. Additionally, about 50% of the tenants within the building are subject to gross leases while the remainder are sub-metered for electric. The buyer expects to convert the gross leases to plus electric leases thereby increasing income levels further.

      It is noted that the net rentable area includes approximately 9,972 square feet of storage space.

Confirmation Data:
  By:                                         BROKER
  With:                                       Flynn Co.

                                                            OFFICE BUILDING SALE
================================================================================

1-3                                  Sale

Building Name:                       Walnut Grove Corporate Center

Location:                            One Walnut Grove Drive
                                     Horsham Township
                                     Montgomery County, PA

Parcel Number:                       36-060-077

Grantor:                             LC/N Horsham Partnership 11

Grantee:                             Liberty Property Limited
                                     Partnership

Date of Sale:                        12/30/96

Physical Description:

 Land Area:                          6.92 Acres
 Gross Building Area:                84,350 Square Feet
 Net Rentable Area:                  81,846 Square Feet
 Year Built:                         1989
 Occupancy at Sale:                  75 %
 Parking:                            On-site
 Quality:                            Good
 Construction:                       Masonry & Steel
 Zoning:                             1-2 Light Manufacturing
 Stories:                            3

Sale Price:                          $9,114,000

Terms of Sale:                       Cash to Seller

Economic Indicators:
 Net Operating Income:               $984,000                  Buyer's Pro forma

Appraisal Indicators:
 Overall Rate (OAR):                 10.80%

Sale Price/Square Foot (GSF):        $108.05

Sale Price/Square Foot (RSF):        $111.36

COMMENTS:

Constructed in 1989, this three story, Class A office building is situated at the corner of Walnut Grove Drive and Dresher Road in Horsham Township. The agreed upon

                                                            OFFICE BUILDING SALE
================================================================================

1-3 Continued
purchase price is $9,000,000. In confiming the sale, the buyer's representative indicated that they were spending $114,000 in necessary repairs, increasing the economic investment to $9,114,000.

Confirmation Data:
  By:                                       BUYER
  With:                                     H. Buzzard (Liberty)

                                                            OFFICE BUILDING SALE
================================================================================

1-4                                             Sale

Building Name:                                  Airport Business Center

Location:                                       Route 291 and 1-95
                                                Essington
                                                Delaware County, PA

Grantor:                                        Henderson/Tinucum L.P. and
                                                International Court I, II, III

Grantee:                                        Cali Airport Realty Associates

Date of Sale:                                   12/17/96

Recording Data:                                 Deed Book 1545 Page 1636

Physical Description:

  Land Area:                                    32.15 Acres
  Net Rentable Area:                            371,000 Square Feet
  Occupancy at Sale:                            90 %
  Parking:                                      Adequate
  Quality:                                      Good
  Construction:                                 Masonry
  Stories:                                      3

Sale Price:                                     $43,000,000

Terms of Sale:                                  Cash to seller

Economic Indicators:
  Net Operating Income:                         $4,300,000         Estimate

Appraisal Indicators:
  Overall Rate (OAR):                           10%

Sale Price/Square Foot (RSF):                   $115.90

COMMENTS:

This property consist of a group of three and four story concrete office buildings built in the 1980's.The property is located near the Delaware Expressway and Philadelphia International Airport.

Confirmation Data:
  By:                                            BROKER

                                                            OFFICE BUILDING SALE
================================================================================

1-4 Continued
With:                                           Steve Coyle-JC

                                                            OFFICE BUILDING SALE
================================================================================


1-5                                               Sale

Building Name:                                    Westlake Corporate Center

Location:                                         Westlakes Drive
                                                  Tredyffrin Township
                                                  Chester County, PA

Grantor:                                          Beacon Properties Corp.

Grantee:                                          Cali Realty Corp.

Date of Sale:                                     05/01/97

Physical Description:

 Land Area:                                       52.96 Acres
 Net Rentable Area:                               444,293 Square Feet
 Occupancy at Sale:                               97 %
 Parking:                                         adequate
 Quality:                                         Good
 Construction:                                    Masonry
 Stories:                                         3

Sale Price:                                       $72,500,000

Terms of Sale:                                    Cash to seller

Economic Indicators:
 Net Operating Income:                            $6,525,000          Estimate

Appraisal Indicators:
 Overall Rate (OAR):                              9.0%

Sale Price/Square Foot (RSF):                     $163.18

COMMENTS:
This property consists of four, three story modern office buildings in the Westlakes Corporate Center which is considered one of the premier office developments in suburan Philadelphia. The improvements were built between 1988 and 1990 and were in good condition.

Confirmation Data:
 By:                                              BROKER
 With:                                            Steve Coyle-JC

                                              QUALIFICATIONS OF PAUL R. SULLIVAN
================================================================================

Professional Affiliations

            Member, Appraisal Institute (MAI Designation #5978)
            Delaware Certified General Appraiser (Certificate
            #Xl-0000066) Maryland Certified General Appraiser
            (Certificate #10322) New Jersey Certified General
            Appraiser (Certificate #RG 08080) Ohio Certified General Appraiser (Certificate #392817) Pennsylvania Certified
            General Appraiser (Certificate #GA-000351-L)
            International Right-of-Way Association (Associated
            Member) Pennsylvania Real Estate Broker (License #AB-023914-A)

Real Estate Experience

            Senior Appraiser, Cushman & Wakefield Valuation Advisory Services Group, specializing in commercial, industrial and special use real estate appraisal and investment counseling. Cushman & Wakefield is an international full service real estate organization and a Rockefeller Group Company.

            Senior Appraiser, Reaves C. Lukens Company of
            Philadelphia, Pennsylvania, specializing in the appraisal of a wide variety of real properties from January, 1974 to June, 1982.

            Proprietor, Paul R. Sullivan Company of Philadelphia,
            Pennsylvania, specializing in the appraisal of commercial and industrial real estate on a sub-contract basis from February, 1973 to December, 1973.

            Staff Appraiser, Bart F. Brigidli Company, Inc. of Glenside, Pennsylvania, specializing in eminent domain appraisal assignments from January, 1972 to January, 1973.

            Staff Appraiser, Jackson-Cross Company of Philadelphia, Pennsylvania, participating in the preparation of real estate appraisals from August, 1967 to December, 1971.

Formal Education

            University of Pennsylvania, Philadelphia, Pennsylvania
              Wharton School of Commerce and Finance
              Bachelor of Business Administration - 1976

            Appraisal Institute, Chicago, Illinois
              Required Courses of Study Leading to the MAI Designation Various Lectures and Seminars for Continuing Education Credits

            Board of Realtors, Philadelphia, Pennsylvania
              Required Courses of Study for State Licensure

Court Testimony

            Qualified as expert witness in U.S. Bankruptcy Court, Philadelphia and Camden, New Jersey courts and before various tax appeal boards.

================================================================================
DISPLAY THIS CERTIFICATE PROMINENTLY * NOTIFY AGENCY WITHIN 10 DAYS OF ANY
CHANGE
--------------------------------------------------------------------------------
                          Commonwealth of Pennsylvania
                              Department of State
                Bureau of Professional and Occupational Affairs
                    P.O. BOX 2649, Harrisburg, PA 17105-2649

                                 Classification

                               GENERAL APPRAISER


Certificate Number      Certificate Date       Issued          Expires

GA-000351-L             SEP 20 1991            APR 22 1997     JUN 30 1999

    [Seal of the Bureau of Professional and Occupational Affairs, Department
                                    of State]



/s/ Paul Robert Sullivan                   Issued To:
-----------------------------
Signature                                  PAUL ROBERT SULLIVAN
                                           45 DAYTONA AVENUE
/s/ Dorothy Childress                      SEWELL, NJ 08080
-----------------------------
Commissioner of Professional
and Occupational Affairs

--------------------------------------------------------------------------------
ALTERATION OF THIS DOCUMENT IS A CRIMINAL OFFENSE UNDER 18 PA.C.S.ss.4911
================================================================================

                                                  QUALIFICATIONS OF JOHN B. RUSH
================================================================================

Professional Affiliations

            Member, Appraisal Institute (MAI Designation #7261)
            Delaware Certified General Appraiser (Certificate #X1-0000051) Maryland Certified General Appraiser (Certificate #10041)
            New Jersey Certified General Appraiser (Certificate #RG 00808) Pennsylvania Certified General Appraiser (Certificate #GA-000331-L) Pennsylvania Real Estate Broker (License #ABO43144A)
            Affiliate, Tri-State Commercial & Industrial Association of Realtors Associate, Urban Land Institute (Associate #164089)

Real Estate Experience

            Director of Cushman & Wakefield of Pennsylvania, Inc. and Manager of its Valuation Advisory Services Department in Philadelphia. Cushman & Wakefield is an international full service real estate organization and a Rockefeller Group Company.

            Senior Appraiser, Cushman & Wakefield Appraisal Division, specializing in commercial and industrial real estate appraisal and investment counseling throughout the nation from January, 1980 to September, 1985.

            Staff Appraiser, Boyle/Helbig Realty, Inc. of Philadelphia, Pennsylvania, specializing in commercial and industrial real estate appraisal and investment counseling throughout a wide geographic area from December, 1977 to December, 1979.

            Associate, Michael Singer Real Estate Company of Philadelphia, Pennsylvania, specializing in the investment, leasing and management of local commercial and residential real estate from June, 1975 to December, 1977.

Formal Education

            Drexel University, Philadelphia, Pennsylvania Master of Business Administration - 1982

            Saint Joseph's College, Philadelphia, Pennsylvania Bachelor of Arts
            - 1975

            Appraisal Institute, Chicago, Illinois Required Courses of Study Leading to the MAI Designation
            Various Lectures and Seminars for Continuing Education Credits

            Board of Realtors, Philadelphia, Pennsylvania Required Courses of Study for State Licensure

                                                  Qualifications of John B. Rush
================================================================================

Qualified Expert Witness

            United States Bankruptcy Court,
            Eastern District of Pennsylvania

            United States Bankruptcy Court,
            Middle District of Pennsylvania

            Court of Common Pleas
            Dauphin County, Pennsylvania

            Board of Assessment Appeals
            Bucks County, Pennsylvania

            Board of Revision of Taxes
            City of Philadelphia

            Board of Tax Review
            City of Philadelphia

            Board of Assessment Appeals
            Dauphin County, Pennsylvania

================================================================================
DISPLAY THIS CERTIFICATE PROMINENTLY * NOTIFY AGENCY WITHIN 10 DAYS OF ANY
CHANGE
--------------------------------------------------------------------------------
                          Commonwealth of Pennsylvania
                              Department of State
                Bureau of Professional and Occupational Affairs
                    P.O. BOX 2649, Harrisburg, PA 17105-2649

                                 Classification

                               GENERAL APPRAISER


Certificate Number      Certificate Date       Issued          Expires

GA-000331-L             SEP 10 1991            MAY 15 1995     JUN 30 1997

    [Seal of the Bureau of Professional and Occupational Affairs, Department
                                    of State]



/s/ John B. Rush                           Issued To:
-----------------------------
Signature                                  JOHN BENJAMIN RUSH
                                           325 POWDER HORN ROAD
/s/ Dorothy Childress                      FORT WASHINGTON, PA 19034
-----------------------------
Commissioner of Professional
and Occupational Affairs

--------------------------------------------------------------------------------
ALTERATION OF THIS DOCUMENT IS A CRIMINAL OFFENSE UNDER 18 PA.C.S.ss.4911
================================================================================